                                     LEASE

                                    BETWEEN

                            1323 GREENWOOD, L.C.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY

                                  AS LANDLORD

                                      AND

                          PERRY JUDD'S HOLDINGS, INC.,

                                      AND

                           PERRY JUDD'S INCORPORATED,

                          EACH A DELAWARE CORPORATION,

                                   AS TENANT

                          DATED AS OF AUGUST 13, 1998

                               TABLE OF CONTENTS

                                                                           PAGE

1.  Demise of Premises.....................................................  1

2.  Title and Condition....................................................  1

3.  Use of Premises........................................................  1

4.  Term...................................................................  2

5.  Rent...................................................................  2

6.  Net Lease; Non-Terminability...........................................  4

7.  Taxes and Assessments; Tax and Insurance Escrow; Compliance with Law;
      Environmental Matters................................................  5

8.  Indemnification........................................................ 11

9.  Liens.................................................................. 12

10. Maintenance and Repair................................................. 13

11. Alterations............................................................ 15

12. Insurance.............................................................. 19

13. Casualty............................................................... 22

14. Condemnation........................................................... 23

15. Termination of Lease Following Condemnation or Substantial Casualty.... 25

16. Assignment and Subletting.............................................. 26

17. Intentionally Omitted.................................................. 28

18. Financial Statements................................................... 28

19. Permitted Contests..................................................... 29

20. Default Provisions..................................................... 30

21. Additional Rights of Landlord.......................................... 34

22. Notices, Demands and Other Instruments................................. 35


23. Transfer by Landlord................................................... 36

24. Mortgaging by Landlord................................................. 38

25. Estoppel Certificates.................................................. 39

26. No Merger.............................................................. 40

27. Surrender.............................................................. 40

28. Severability........................................................... 40

29. Savings Clause......................................................... 41

30. Binding Effect......................................................... 41

31. Intentionally Omitted.................................................. 41

32. Table of Contents; Headings............................................ 41

33. Governing Law.......................................................... 41

34. Certain Definitions.................................................... 41

35. Assignment of Intangibles.............................................. 42

36. Representation and Warranties.......................................... 43

37. Exhibits............................................................... 43

38. Exculpatory Clause..................................................... 43

39. Jury Waiver............................................................ 43

40. Intentionally Omitted.................................................. 43

41. Eviction by Paramount Title............................................ 43

42. Quiet Enjoyment........................................................ 44

43. Prevailing Party's Costs............................................... 44

44. Asbestos Plan.......................................................... 44

45. Joint and Several...................................................... 44



Exhibits
--------
Exhibit 1          Legal Description
Exhibit 5-1        Primary Term Basic Rent
Exhibit 5-2        Extension Term Basic Rent
Exhibit 9          Permitted Exceptions
Exhibit 15-1       Purchase Price Schedule
Exhibit 15-2       Additional Sales Closing Requirements
Exhibit 25-1       Estoppel Certificate
Exhibit 25-2       Estoppel Certificate
Exhibit 36         Representations and Warranties


                                 INDEX OF DEFINITIONS


                                                                       PARAGRAPH
Additional Coverages . . . . . . . . . . . . . . . . . . . . . . . . . 12(a)(ii)
Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5(b)
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 36
Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Assignment of Leases and Rents . . . . . . . . . . . . . . . . .Ex. 25, Preamble
Bankruptcy Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .20(a)(iii)
Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5(a)
Basic Rent Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . .5(a)
Tenant's knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 36
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8(a)
Deed of Trust. . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 25, Preamble
Discount Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20(b)(v)
Discounted Rental Amount . . . . . . . . . . . . . . . . . . . . . . . . . 15(b)
Easements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10(a)
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .7(d)(iv)
Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20(a)
Existing Hazardous Material. . . . . . . . . . . . . . . . . . . . . . . . .7(f)
Existing/Migrating Hazardous Material. . . . . . . . . . . . . . . . . . . .7(f)
Extended Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Extension Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Fair Market Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . Ex. 5-2
Fence Restriction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7(c)
Financial Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Financing Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Hazardous Material . . . . . . . . . . . . . . . . . . . . . . . . . . .7(d)(iv)
Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Imposition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34(b)
Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Indemnified Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . 7(d)(i)
Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7(d)(i)
Interim Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble, 34(d)
Landlord Reminder Notice . . . . . . . . . . . . . . . . . . . . . . Exhibit 5-2
Landlord's Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Late Charge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5(b)
Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34(c)
Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34(a)
Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 25, Preamble
Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 36


Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 25, Preamble
Migrating Hazardous Material . . . . . . . . . . . . . . . . . . . . . . . .7(f)
Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Mortgagee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Net Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14(c)
New Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 25, Preamble
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 36
PJI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Prepayment Premiums. . . . . . . . . . . . . . . . . . . . . . . . . . 20(b)(vi)
Primary Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Prohibited SIC Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23(a)
Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 36
Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 25, Preamble
Required Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12(a)
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
SIC Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
Section 168(h) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Short-Term Extension Period. . . . . . . . . . . . . . . . . . . . . Exhibit 5-2
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 36
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7(a)
Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Tenant Coverages . . . . . . . . . . . . . . . . . . . . . . . . . . . 12(a)(ii)
Tenant's Interest Notice . . . . . . . . . . . . . . . . . . . . . . Exhibit 5-2
Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15(a)
Termination Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15(a)
Vesting Deed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7(c)
Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Ex. 36

                                   LEASE

         This LEASE, dated as of August 13, 1998, between 1323 GREENWOOD, L.L.C., a Delaware limited liability company (herein, as further defined in Paragraph 34, called "LANDLORD"), having a address at 350 North Clark Street, Chicago, Illinois 60610, and PERRY JUDD'S HOLDINGS, INC., a Delaware corporation formerly known as Perry Judd's Incorporated ("HOLDINGS"), a PERRY JUDD'S INCORPORATED, a Delaware corporation ("PJI") (Holdings and PJI being referred to herein jointly and severally as "TENANT"), each having an address at 575 West Madison Street, Waterloo, Wisconsin 53594.

         1.   DEMISE OF PREMISES.

         In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises and lets to Tenant, and Tenant hereby lets from Landlord, for the term herein described, the premises (herein called the "PREMISES") consisting of (a) the land described in
EXHIBIT 1 hereto (herein called the "LAND"); (b) all buildings, structures and other improvements constructed and to be constructed thereon (including all building equipment and fixtures owned by Landlord, but excluding personal property, trade equipment and fixtures owned by Tenant or any of its subtenants which are not necessary to the operation of the building (which is a part of the Premises), as a building (including without limitation, Tenant's printing equipment)) (herein called the "IMPROVEMENTS"); and (c) all easements, rights and appurtenances relating thereto, all upon the terms and conditions herein specified.

         2.   TITLE AND CONDITION.

         The Premises are demised and let subject to (a) the rights of any parties in possession and the existing state of the title as of the commencement of the Term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) the condition of any buildings, structures and other improvements located thereon, as of the commencement of the Term of this Lease, without representation or warranty by Landlord. Tenant represents that it is in possession of the Premises, has thoroughly familiarized itself with the Premises in all respects and has examined the title to, zoning and other restrictions applicable to and the condition of the Premises and has found the same to be satisfactory to it.

         3.   USE OF PREMISES.

         Subject to applicable Legal Requirements, Tenant may use the Premises only for printing and warehouse, distribution and all other legal, related purposes (together with office use ancillary to such purposes). Landlord shall not unreasonable withheld, condition or delay its consent to any other legal use of the Premises, so long as such other use would not (i) materially increase the risk of any Hazardous Material being released or discharged at or from the Premises or otherwise materially increase the environmental risk to the Premises (and for purposes hereof, materiality will be determined by comparing such changed use to the Tenant's use of the Premises at the commencement of the Term),
(ii) result in Tenant or Landlord being obligated to perform any remediation of any Hazardous Material, (iii) result in the rescinding or modification or any waiver or stand-still agreement with any governmental agency, or (iv) impair, in Landlord's reasonable judgment, the fair market value of the Premises, either at the time such request for a different use is made by Tenant or as of the end of the Term.

         4.   TERM

         Subject to the terms and conditions hereof, Tenant shall have and hold the Premises for an interim term (herein called the "INTERIM TERM") commencing on August 17, 1998, and continuing until the last day of the calendar month in which the date hereof occurs (provided that if the Lease commences on the first day of calendar month there shall be no Interim Term) and a primary term (herein called the "PRIMARY TERM") commencing on the first day of the first calendar month following the date hereof (except if this Lease commences on the first day of a calendar month, the Primary Term shall commence on said first day), and continuing for twenty (20) years. Provided an Event of Default is not continuing as of the time any option is exercised, Tenant shall have the option to extend this Lease for four (4) consecutive terms of five (5) years each (herein individually called an "EXTENDED TERM" and, together with the Interim Term, if any, the Primary Term, and the Short-Term Extension Period (as defined below), if any, called the "TERM"), unless this Lease shall be sooner terminated pursuant to the terms hereof. Tenant shall exercise is option to extend the Term for an Extended Term only by giving written notice ("EXTENSION NOTICE") to Landlord within the period specified for such notice in EXHIBIT 5-2. Upon the giving of an Extension Notice, the Term shall be automatically extended for such Extended Term on the terms and conditions provided in this Lease, except that Tenant shall have no further option to extend the Term beyond said four (4) additional periods of five (5) years each. If Tenant does not give a Tenant's Interest Notice (as defined in EXHIBIT 5-2) or an Extension Notice in accordance with the provisions of this Paragraph 4 and EXHIBIT 5-2, Tenant shall thereafter have no right to extend the Term. Upon the request of Landlord or Tenant, the parities hereto will execute and exchange an instrument in recordable form setting forth any extension of the Term in accordance with this Paragraph 4. If Tenant does not exercise any such option in a timely manner, then Landlord shall have the right during the remainder of the Term to advertise the availability of the Premises for sale or reletting and to erect upon the Premises signs appropriate for the purpose of indicating such availability; provided, that such advertising and signs do not unreasonably interfere with the use of the Premises by Tenant.

         5.   RENT

         (a) Tenant covenants to pay to Landlord, as rent for the Premises during the Interim Term and the Primary Term of this Lease, the amounts set forth on EXHIBIT 5-1 hereto, and during each Extended Term the amounts determined pursuant to EXHIBIT 5-2 hereto, and during a Short-Term Extension Period the amounts determined below (herein called the "BASIC RENT") in monthly installments in advance on the first day of each calendar month (herein called the "BASIC RENT PAYMENT DATES") by wire or other electronic transfer of immediately available funds to the Landlord at the address set forth above and/or to such other person or such other place or account at Landlord from time to time may designate to Tenant in writing; provided, Landlord may designate to Tenant in writing that all of the monthly Basic Rent be paid directly to a Mortgagee. The monthly Basic Rent during the Short-Term Extension Period, if any, shall be at the rate of the monthly Basic Rent payable for the last full calendar month prior to the commencement of the Short-Term Extension Period. Subject to the second sentence of subparagraph 7(a), Tenant shall pay when due all taxes payable on Basic Rent and Additional Rent (as defined below), whether imposed on Landlord or Tenant, including without limitation, all sales taxes on such Basic Rent and Additional Rent, but calculated as if the Basic Rent and the Additional Rent were the sole income of Landlord.

         (b) Tenant covenants that all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof in accordance with this Lease, shall constitute additional rent hereunder (herein called "ADDITIONAL RENT"). In the event of any failure by Tenant to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein or by law in the case of nonpayment of Basic Rent. Tenant also covenants to pay to Landlord on demand an amount (the "LATE CHARGE") equal to four percent (4%) of the payment amount then due on all installments of Basic Rent or Additional Rent which are more than five (5) days overdue, to cover Landlord's administrative expenses. The actual amount of Landlord's administrative expenses arising by reason of a later payment will be difficult to ascertain and the parties agree that the Late Charge as calculated above is a reasonable estimate thereof. In addition, Tenant further covenants to pay to Landlord on demand interest at the per annum rate of interest equal to five percent (5%) plus the "prime rate" as reported by the WALL STREET JOURNAL, or at the maximum rate permitted by applicable law, whichever is less, on all overdue Basic Rent and Additional Rent from the date due until such amount is paid in full. If the WALL STREET JOURNAL discontinues publication or publication of "prime rate," then Landlord shall substitute a comparable prime rate. Notwithstanding the two prior sentences of this subparagraph 5(b) to the contrary, so long as any debt secured by a first Mortgage against the Premises remains outstanding (including such debt as exists on the date hereof and any such debt incurred in the future), the rate of interest that shall apply under this Lease to all overdue Basic Rent and Additional Rent shall be the least of (i) the maximum rate permitted by applicable law, (ii) fourteen percent (14%) per annum, and (iii) the interest rate applicable to late payments of interest or principle due with respect to such debt (which interest rate under the existing first Mortgage, is referred to as the "Default Rate"); said lowest rate described in clauses
(i), (ii) and (iii) being referred to as the "Mortgage Default Rate"; provided, however, such Mortgage Default Rate shall only apply thereto while Landlord is obligated to pay interest at the Default Rate on said Mortgage debt (and at all other times the rate described in the two prior sentences of this subparagraph 5(b) shall continue to apply to overdue Basic Rent and Additional Rent).

          6.   NET LEASE; NON-TERMINABILITY.

          (a) This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Basic Rent payable under this lease shall be an absolutely net return to the Landlord and that the Tenant shall pay all costs and expense relating to the Premises and the business carried on therein, unless otherwise expressly provided to the contrary in this Lease. Any amount or obligation herein relating to the Premises which is not expressly declared to be that of the Landlord shall be deemed to be an obligation of the Tenant to be performed by the Tenant at the Tenant's expense. Except as provided in Paragraph 15 and EXHIBIT 15-2, Basic Rent and Additional Rent shall be paid by Tenant without notice or demand (except as expressly provided herein with respect to notices and demands), setoff, counterclaim, abatement, suspension, deduction or defense.

          (b) Except as provided in Paragraphs 15 and 41 and EXHIBIT 15-2, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement of rent, nor shall the obligations of Tenant under this Lease be affected, by reason of any of the following: (i) any damage to or destruction of all or any part of the Premises from whatever cause regardless of whether the improvements may be rebuilt following such damage or destruction to be the same as they were before such event because of applicable Legal Requirements; (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise; (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise; (v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties;
(vii) the failure of Landlord to deliver possession of the Premises on the commencement of the Term; or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Basic Rent and the Additional Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Notwithstanding anything to the contrary contained above in this Paragraph, Tenant does retain a separate and independent right to sue Landlord and receive payment of damages in connection therewith or seek equitable remedies against Landlord with respect to any claim Tenant may have against Landlord in any way relating to this Lease or the Premises; provided, however, any judgment, order or injunctive or equitable relief granted in favor of Tenant shall not abate or otherwise affect Tenant's obligation to pay Basic Rent or Additional Rent or terminate this Lease or otherwise affect any of Tenant's obligations hereunder.

          (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors in interest or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors in interest or by any court in any such proceeding.

          (d) Except as provided in Paragraphs 15 and 41 and EXHIBIT 15-2, Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent or Additional Rent.

          7. TAXES AND ASSESSMENTS; TAX AND INSURANCE ESCROW; COMPLIANCE WITH LAW; ENVIRONMENTAL MATTERS.

          (a) Subject to Paragraph 19 below, Tenant shall pay or discharge all Impositions, as hereinafter defined, prior to delinquency. Notwithstanding the foregoing provision of this subparagraph 7(a), Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer, net income, capital gains or excess profits taxes of Landlord hereunder (other than (i) transfer and documentary taxes, intangible taxes, recording fees, or similar charges payable in connection with a conveyance to Tenant pursuant to this Lease, the execution of this Lease or the recording of any memorandum or notice of this Lease, (ii) any taxes on gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent or Additional Rent or levied upon or assessed against the Premises, and (iii) any such tax, assessment, charge or levy imposed or levied upon or assessed against Landlord in substitution for or in place of an Imposition). Tenant agrees to furnish to Landlord, within thirty
(30) days after written request therefor, evidence of the payment of all Impositions. Subject to Paragraph 19 below, Tenant shall pay all real estate taxes and other ad valorem taxes on the Premises ("TAXES") and charges for utilities consumed on the Premises which become due during the Term (even if such Taxes and charges accrued or pertain to a period prior to the commencement of this Lease) and also all Taxes which accrue and charges which relate to utilities consumed during the Term. Taxes shall be prorated at the end of the Term and Tenant shall pay its estimated share of accrued Taxes, if any, with the last installment of Basic Rent due hereunder (such share to be reprorated upon issuance of the actual bill therefor). In the event that any Taxes levied or assessed against the Premises becomes due and payable during the Term hereof and may be legally paid in installments, Tenant shall have the option to pay such Taxes in installments. In such event, Tenant shall be liable only for those installments and the accrued interest which become due and payable during the Term.

          (b) If required by Landlord or a Mortgagee following an Event of Default or following the second instance that Tenant fails to timely pay any Taxes due or any insurance premiums due for Required Insurance (as defined below) within a three-year period, or following the third such instance during the Term, Tenant shall pay all Taxes and insurance premiums for the Required Insurance accruing during the Term to Landlord (or as Landlord directs in writing to Tenant) in monthly installments on or before the first day of each calendar month, in advance, in an amount reasonably estimated by Landlord or the Mortgagee holding a first Mortgage to be sufficient to create an available fund to pay such Taxes and premiums as they become due; provided, if such installments are required by the first Mortgagee, Tenant shall pay such installments in the amount reasonably estimated by such Mortgagee to such Mortgagee as directed by such Mortgagee in writing to Tenant. Upon receipt of bills for Taxes and/or insurance premiums due during a calendar year, Tenant shall submit to Landlord (and the first Mortgagee if it so requests) a written statement of the actual amount of the Taxes and insurance premiums then due and the amount, if any, theretofore deposited by Tenant in respect thereof. If the total amount theretofore deposited by Tenant under this subparagraph 7(b) in respect thereto shall be less than the actual amount due from Tenant for such year, as shown in such statement, Tenant shall pay to Landlord (or the first Mortgagee, as applicable) the shortfall at the time of submission of such statement. If it appears, in the reasonable judgment of Landlord or the first Mortgagee, as applicable, that the monthly deposits made by Tenant have created a reserve in excess of the amount necessary to pay Taxes and insurance premiums as they become due, the excess shall be credited against the next deposit or deposits of Taxes and insurance premiums due from Tenant hereunder. All amounts due under this subparagraph 7(b) shall be payable to Landlord at the place where the Basic Rent is payable (or to the first Mortgagee, as provided above, as applicable) and shall be held for the benefit of Tenant with either, at the Landlord's option, the first Mortgagee or a financial institution designated by Landlord or the first Mortgagee, provided that, following the occurrence of an Event of Default by Tenant under this Lease, any balance existing in the account, may be applied by Landlord or the first Mortgagee to any amount then owed by Tenant pursuant to this Lease; but neither Landlord nor the first Mortgagee shall be obligated to do so. Tenant shall have no authority to direct Landlord or the first Mortgagee to apply such deposits against any obligation of Tenant under this Lease, and any such application by Landlord or the first Mortgagee shall not have the effect of curing the Event of Default. Said amounts payable by Tenant under this subparagraph 7(b) may be held in commingled accounts, and no interest shall be payable thereon. A copy of a bill for Taxes or insurance premiums shall at all times be sufficient evidence of the amount of Taxes levied, assessed or imposed against the Premises to which such bill relates or the amount of insurance premiums for some or all of the Required Insurance. Landlord's and Tenant's obligations under this subparagraph 7(b) (except for the obligation of Tenant to make Tax and insurance premium deposits for any period after the Term) shall survive the expiration or early termination of this Lease. Any balance of funds remaining on deposit with Landlord or the first Mortgagee at the expiration of the Term shall be returned to Tenant by the holder thereof.

          (c) Tenant shall, at its expense, comply with, cause the Premises to comply with, and cause the use of the Premises to comply with all Legal Requirements, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same, including, but not limited to the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 ET SEQ. Tenant shall, at its expense, comply with all changes required in order to obtain the Required Insurance (as hereinafter defined), and comply with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Tenant affecting the Premises or any part thereof or the ownership, occupancy or use thereof. Tenant shall provide Landlord and any first Mortgagee with prompt notice of any written complaints pertaining to any alleged violation of any Legal Requirements and/or the commencement of any proceedings or investigation under any Legal Requirements (of which Tenant has knowledge) affecting or pertaining to the Premises.

         (d)  Tenant shall:

         (i) Subject to subparagraphs 7(f) and 7(g) below, not cause, suffer or permit any Hazardous Material (as defined below) to exist on or discharge from or be released at the Premises in violation of Environmental Laws (whether originating thereon, brought onto the Premises by third parties or migrating to the Premises from other property), except Tenant shall be allowed (subject to Paragraph 3) to bring onto the Premises, use and dispose of Hazardous Materials in the ordinary course of Tenant's business so long as the same is done in accordance with all Environmental Laws, and Tenants shall promptly: (A) remove, remediate and dispose of any Hazardous Material existing on, discharged from or released at the Premises in violation of Environmental Laws, as required by all Environmental Laws, whether during or after the Term, (B) pay any claim against Tenant, any Indemnified Party, (as defined below) or the Premises arising therefrom, (C) remove any charge or lien upon any of the Premises relating thereto, (D) defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord, any Mortgagee and their respective officers, directors, trustees, members, partners, shareholders, beneficiaries, employees and agents (herein collectively called "INDEMNIFIED PARTIES" and individually an "INDEMNIFIED PARTY") from any and all claims, expenses, liability, loss or damage, including all reasonable attorneys' fees and expenses, resulting from any Hazardous Material that now or hereafter exists on or is discharged from or is released at the Premises, and (E) prior to the expiration or earlier termination of this Lease, remove and dispose of all Hazardous Material which then exists on the Premises, in compliance with all Environmental Laws; provided, however, under this clause (E) Tenant may elect to remediate Hazardous Material which then exists on the Premises as required by all Environmental Laws (as opposed to otherwise being required under this clause
(E) to remove and dispose of all Hazardous Material), if such remediation program required by Environmental Laws (as opposed to removal and disposal of all Hazardous Material) does not adversely affect Landlord's ability to use the Premises for any purpose (including a change of use) and does not adversely affect the market value of the Premises.

         (ii) Not cause, suffer or permit any Hazardous Material to exist on or be discharged from or be released at any property owned or used by Tenant which would result in any charge or lien upon the Premises and shall promptly: (A) pay any claim against Tenant, any Indemnified Party or the Premises arising therefrom, (B) remove any charge or lien upon the Premises relating thereto, and (C) defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless each Indemnified Party from any and all claims, expenses, liability, loss or damage (including all reasonable attorneys' fees and expenses) resulting therefrom;

         (iii) Notify Landlord and any Mortgagee in writing of any Hazardous Material (other than Hazardous Materials which are stored or transported to or from the Premises in the ordinary course of Tenant's or Tenant's subtenant's business and in compliance with all Environmental Laws) that exists on or is discharged from or onto or released at the Premises (whether originating thereon, placed therein by third parties or migrating to the Premises from other property) within ten (10) days after Tenant first has knowledge of such existence or discharge;

         (iv)  Tenant shall give Landlord and each Mortgagee prompt notice of
(A) any proceeding or inquiry of which Tenant becomes aware during the Term by any party with respect to the presence of any Hazardous Material on, under, from or about the Premises, (B) all claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material of which Tenant becomes aware during the Term, and (C) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that Tenant reasonably determines is likely to cause the Premises to be subject to any investigation or cleanup pursuant to any Environmental Law. Tenant shall permit Landlord and Mortgagee to join and participate in, as a party if it so elects, any legal proceedings or action initiated with respect to the Premises in connection with any Environmental Law or Hazardous Material, and Tenant shall pay all attorneys' fees and disbursements incurred by Landlord and Mortgagee in connection therewith.

          (v) Not change its use of the Premises or permit the use of the Premises to be changed to any purpose other than the use on the date hereof, or change the Tenant's business operations conducted at the Premises from that conducted on the date hereof, if any such change of use or operations would (i) materially increase the risk of any Hazardous Material being released or discharged at or from the Premises or otherwise materially increase the environmental risk to the Premises (and for purposes hereof, materiality will be determined by comparing such changed use to the Tenant's use of the Premises at the commencement of the Term), (ii) result in Tenant or Landlord being obligated to perform any remediation of any Hazardous Material or (iii) result in the rescinding or modification of any waiver or stand-still agreement as to environmental compliance matters granted by any governmental agency.

         (vi) "HAZARDOUS MATERIAL" means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws. "ENVIRONMENTAL LAWS" means any statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Premises or any portion thereof or its use, which pertains to environmental, health or safety matters and/or the regulation of any hazardous or toxic materials, substance or waste, including but not limited to: (A) the Federal Water Pollution Control Act (33 U.S.C.
Section 1317 ET SEQ.) as amended; (B) the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.) as amended; (C) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) as amended; (D) the Toxic Substance Control Act (15 U.S.C. Section 2601 ET SEQ.), as amended; (E) the Clean Air Act (42, U.S.
Section 7401 ET SEQ.), as amended; (F) Md. Code Ann., Environment Article, Title 4, Subtitle 4, as amended; (G) Md. Code Ann., Environment Article,
Section 7-201(b), as amended; (H) Md. Code Ann., Environment Article, Title 6, Subtitle 4, as amended and (I) Md. Code Ann., Environment Article, Section 9-277, as amended.

         (vii) Tenant's obligations and liabilities under this subparagraph 7(d) shall survive the expiration or earlier termination of this Lease with respect to any obligation accruing prior to the end of the Term (or if earlier than the end of the Term, the date on which Landlord (or any party acting by, through or under Landlord) actually retakes possession of the Premises under clause (ii) of subparagraph 20(b)) and any Hazardous Material which exists or is discharged from or onto or released at the Premises prior to the end of the Term (or if earlier than the end of the Term, the date on which Landlord (or any party acting by, through or under Landlord) actually retakes possession of the Premises under clause (ii) of subparagraph 20(b)) of this Lease.

         (e) (i) Upon Landlord's or any first Mortgagee's request at any time (but not more frequently under this clause (i) than once every five calendar years), (ii) upon Landlord's or any first Mortgagee's request at any time an Event of Default has occurred and is continuing and at such other times as Landlord or a first Mortgagee has reasonable grounds to believe that
(A) Hazardous Materials have been released, stored or disposed on or around the Premises (other than as permitted under this Lease) or (B) the Premises may be in violation of Environmental Laws, and (iii) not more than fifteen
(15) months and not less than twelve (12) months prior to the scheduled expiration of the Term (as it may be extended) and upon the termination of this Lease, Tenant shall, at Tenant's sole cost, deliver to Landlord and any first Mortgagee a current inspection or audit of the Premises prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Landlord (which inspection or audit may be an onsite update of an earlier inspection or audit) indicating the presence or absence of Hazardous Materials at the Premises or an inspection or audit of the Premises prepared by an engineering or consulting firm reasonably approved by Landlord indicating the presence or absence of friable asbestos or substances containing asbestos at the Premises. If Tenant fails to provide any required inspection or audit within thirty (30) days after any such request or any due date, as the case may be, Landlord may order same, in which event (i) Tenant shall reimbursement Landlord upon demand for the reasonable cost thereof, and
(ii) Landlord, any first Mortgagee and such hydrogeologists, engineers and/or consultants shall have the right to come onto the Premises to perform such inspection and/or audit. Tenant shall promptly deliver to Landlord copies of all monitoring results and environmental inspections and reports which Tenant performs or receives with respect to Hazardous Materials at the Premises.

         (f) Notwithstanding the provisions of subparagraph 7(d) or any other provision of this Lease, Tenant shall not be required to remove, remediate and dispose of (i) Hazardous Materials which exist on the Premises at the commencement of the Term to the extent that either (A) they are expressly disclosed in that certain Phase I Environmental Site Assessment report dated June 17, 1998, on-site date June 3, 1998, prepared by EMG and known as EMB Project No. 40090 or (B) Tenant was not aware of their existence at the Premises at the commencement of the Term and such Hazardous Materials were not released or discharged by the initial Tenant hereunder or its Affiliates (collectively, the "EXISTING HAZARDOUS MATERIAL"), or (ii) Hazardous
Materials which migrate onto the Premises after the commencement of the Term and are not released or discharged by the initial Tenant hereunder or its Affiliates or their respective successors or assigns (including any subsequent Tenant hereunder) (the "MIGRATING HAZARDOUS MATERIAL"), unless and until (but subject to Paragraph 19) Landlord, a Mortgagee, Tenant or an Affiliate of Tenant receives a notice or demand from a governmental agency requiring Landlord, a Mortgagee, Tenant or an Affiliate of Tenant to remove, remediate or dispose of such Existing Hazardous Material or Migrating Hazardous
Material (collectively, "EXISTING/MIGRATING HAZARDOUS MATERIAL"), or
Landlord, a Mortgagee, Tenant or an Affiliate of Tenant is otherwise required to remove, remediate or dispose of such Existing/ Migrating Hazardous
Material by a third party action (which action neither Landlord nor such Mortgagee shall have any obligation to dispute). If removal, remediation or disposal of such Existing/Migrating Hazardous Material is required hereunder, the standard for such removal, remediation or disposal shall be the standards and requirements imposed by applicable Environmental Laws, taking into account any change (or proposed change) of use of the Premises. Except as expressly provided above in this subparagraph 7(f) with respect to Existing/Migrating Hazardous Material, nothing in this subparagraph 7(f) shall diminish in any respect (x) Tenant's obligation (subject to Paragraph 19) to comply with all of the provisions of subparagraph 7(d) once Landlord, a Mortgagee, Tenant or an Affiliate of Tenant receives such a governmental notice or demand or is otherwise required to take remedial action with respect to the Existing/Migrating Hazardous Material or (y) Tenant's indemnification obligations under clauses (i)(D) and (ii) of subparagraph
7(d) or Paragraph 8.

         (g)  If at the end of the Term of this Lease, (i) Hazardous
Materials are at, on or under the Premises in breach of the foregoing provisions of subparagraphs 7(d) and 7(f), (ii) the presence of such Hazardous Materials adversely affects Landlord's ability to use the Premises for any purpose (including a change of use) or adversely affects the market value of the Premises, and (iii) Tenant is contesting diligently, in good faith and in accordance with the provisions of Paragraph 19 below the remediation requirements, standards or methods being required by an applicable governmental entity with respect to such Hazardous Materials, then at Landlord's option (to be elected, if at all, by written notice thereof from Landlord to Tenant), the Term shall be automatically extended on all of the terms and conditions of this Lease, except as follows:

              (A) such extension period shall expire automatically and the Term shall therefor end when any of the conditions described in clauses (i), (ii) or (iii) above are no longer continuing, or if earlier, upon thirty (30) days prior written notice from Landlord to Tenant that such extension period shall expire;

              (B) the monthly Base Rent due during such extension period shall be in the same amount as the Base Rent payable during the last full calendar month of the Term prior to such extension period;

              (C) Tenant shall have no right to further extend the Term of this Lease, notwithstanding any other provision of this Lease to the contrary, including Paragraph 4 above; and

              (D) Tenant shall diligently continue to prosecute said dispute and to otherwise comply with the provisions of subparagraphs 7(d) and 7(f).

If Landlord does not make such election to extend the Term, or Landlord elects to terminate such extension pursuant to clause (A) above, then so long as Tenant continues to diligently prosecute such contest and otherwise performs its obligations in accordance with the provisions of Paragraph 19 (including without limitation, diligently curing such breach, if it still exists, upon the conclusion of such contest), such breach shall not constitute an Event of Default. Nothing herein shall limit Tenant's obligations under clauses
(i)(D) or (ii) of subparagraph 7(d) or Paragraph 8.

         8.   INDEMNIFICATION.

         (a) Tenant agrees to pay, and to protect, defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the other Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys' fees and expenses), causes of action, suits, claims demands or judgments of any nature (herein collectively called "DAMAGES") whatsoever arising from (i) any use, condition or event occurring on the Premises prior to or during the Term (including without limitation, the construction of any Alterations), (ii) any injury to, or the death of, any person or damage to property on the Premises prior to or during the Term, (iii) any injury to, or the death of, any person or damage to property upon adjoining sidewalks, streets or right of ways, in any manner growing out of or connected with the use, non-use, condition or occupation of the Premises, adjoining sidewalks, streets or right of ways prior to or during the Term, (iv) any violation by Tenant of any agreement or condition of this Lease (subject to Paragraph 20 below), or (subject to the second grammatical paragraph of Paragraph 9 below) any contract or agreement to which Tenant is a party or which pertains to the Premises or any part thereof or the ownership, occupancy or use thereof, and
(v) any violation by Tenant of any Legal Requirement; provided, however, the foregoing indemnity shall not apply as to an Indemnified Party with respect to claims arising solely from the grossly negligent affirmative acts or willful misconduct of such Indemnified Party, or as to Landlord and its officers, directors, trustees, members, partners, shareholders, beneficiaries, employees and agents only, the failure of Landlord to send Tenant copies of any written notices received by Landlord from governmental agencies or third parties, which notices pertain to the Premises. If an Indemnified Party shall be made a party to any such litigation commenced against Tenant, Tenant shall pay all reasonable costs and attorneys' fees and expenses incurred or paid by Landlord or such other Indemnified Party in connection with such litigation.

         (b) Tenant shall indemnify each Indemnified Party with respect to any loss or damage suffered by Landlord or such other Indemnified Party by reason of any material inaccuracy or misstatement in any representation or warranty of Tenant set forth in this Lease or in any document, notice, certificate, demand or request delivered to any Indemnified Party pursuant to this Lease.

         (c) The Tenant's obligations and liabilities under this Paragraph 8 shall survive expiration or earlier termination of this Lease.

         9.   LIENS.

         Tenant will not, directly or indirectly, create or permit to be created and to remain for more than thirty (30) days after the creation thereof, and will, subject to Paragraph 19 below, promptly discharge (or bond over, if the legal effect of bonding over will act as a discharge), at its expense, within thirty (30) days after the creation thereof, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Premises or any part thereof or Tenant's interest therein or the Basic Rent, Additional Rent or other sums payable by Tenant under this Lease, other than any Mortgage (as defined herein) or other encumbrance created by Landlord or the encumbrances and easements set forth on EXHIBIT 9 attached hereto. Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to or for the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, by, through or under Tenant, and that no mechanic's, construction or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

         Landlord shall not affirmatively create any liens or encumbrances with respect to the Premises other than Mortgages (and documents evidencing or securing debt secured by a Mortgage), which liens or encumbrances affect the Premises during the Term, without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. If either Landlord or Tenant desires to grant an encumbrance on the Premises which is reasonably required for the operation of the Premises or the increased value of the Premises (such as, but not limited to, a utility easement to bring additional services to the Premises or a cross access easement with an adjoining property), then Landlord and Tenant shall cooperate with each other to grant such easement and/or consent thereto, as applicable, so long as such encumbrance does not unreasonably interfere with Tenant's business operations at the Premises and will not, in Landlord's reasonable judgment, impair the value of the Premises (either at the time of the granting of the encumbrance or as of the end of the Term). As to any encumbrance requested by Tenant, Tenant shall promptly reimburse Landlord for all of Landlord's costs reasonably incurred in connection therewith, including without limitation, Landlord's reasonable legal fees and expenses and any amounts payable to any Mortgagee in connection therewith, costs of providing a survey showing such encumbrance reasonably requested by Landlord or a Mortgagee, and title insurance insuring any easement or right benefiting the Premises which may be granted in connection therewith.

         Although Landlord shall have no obligation whatsoever to contest any assessment of real estate taxes or any assessed valuation pertaining to the Premises or to contest the creation of any new assessment district which would include the Premises, Landlord shall not, without Tenant's prior written consent, voluntarily affirmatively consent in writing to any increased real estate taxes or assessed valuation with respect to the Premises, or to the creation of any new governmental assessment district, except to the extent the same may be required by applicable Legal Requirements. For purposes hereof, the payment by Landlord of any Imposition shall not be deemed to constitute such voluntary affirmative consent.

         10.  MAINTENANCE AND REPAIR.

         (a) Tenant acknowledges that, with full awareness of its obligations under this Lease, Tenant has accepted the condition, state of repair and appearance of the Premises. Tenant agrees that, at its expense, it shall put, keep and maintain the Premises, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto or thereon, in good repair and appearance and in safe condition, and shall make all repairs and replacements necessary therefor. Tenant shall also make promptly, all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes, replacements and repairs of every kind and correct any patent or latent defects in the Premises or which may be required to be made to put, keep and maintain the Premises in good, safe condition, repair and appearance and it will keep the Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants or conditions of any easement, restriction, covenant, declaration or maintenance agreement (collectively, "EASEMENTS") to which it may at any time be a party or to which the Premises are currently (or with Tenant's consent, which shall not be unreasonably withheld or delayed, to which the Premises may hereafter become) subject, whether or not such performance is required of Landlord under such Easements, including without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements. Tenant shall, at its expense, use reasonable efforts to enforce compliance with any Easements benefiting the Premises by any other person or entity or property subject to such Easement. Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the

Premises or any part thereof in any way or to correct any patent or latent defect therein. Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the Term or which may thereafter be enacted. If Tenant shall abandon the Premises, it shall give Landlord and any Mortgagee immediate notice thereof.

          (b) Subject to Paragraph 19 below, if any Improvements situated on the Premises at any time during the Term shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, shall violate any Legal Requirement or shall impair the rights of others under or hinder or obstruct any Easement or right-of-way to which the Premises is subject, then, promptly after the written request of any applicable governmental authority, Landlord or any person or entity affected by any such encroachment, violation, impairment, hindrance or obstruction (which other party may be Landlord with respect to any such encroachment, violation or impairment which first arises after the date of this Lease), Tenant shall, at its expense, either (i) obtain legally effective variances of such legal requirements or waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the Improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement on the Premises; provided, however, Tenant shall do so only in a manner that does not lessen the market value of the Premises. Except as provided in the proviso at the end of the preceding sentence, any such alteration or removal shall be made in conformity with the requirements of Paragraph 11 to the same extent as if such alteration or removal were an alteration under the provisions of Paragraph 11. Notwithstanding the foregoing provisions of this subparagraph 10(b) to the contrary, Landlord shall not have the right to make such request to take action with respect to such encroachment, violation, impairment, hindrance or obstruction if the same was expressly disclosed on the ALTA/ACSM Land Title Survey dated June 3, 1998, revised on July 28, 1998, and known as Network Project No. 980301.1, prepared by Dewberry & Davis. The preceding sentence shall not, however, negate Tenant's obligations under this subparagraph 10(b) if request is made by any governmental authority or any third-party.

          (c) Landlord, any Mortgagee and their respective agents and designees may enter upon and inspect the Premises at reasonable times and on reasonable prior notice (being at least one-day's prior notice) and show the Premises to prospective Mortgagees and/or purchasers; provided, however, at Tenant's direction, Tenant may reasonably require that such individuals be escorted while at the Premises, in which event Tenant shall provide adequate personnel for such purposes; and provided, further, that entrants onto the Premises shall maintain as confidential any third party confidential information viewed by them at the Premises (for example, confidential offering memoranda being printed at the Premises). Tenant may designate an employee to accompany Landlord, any Mortgagee and their respective agents and designees on such examinations. Tenant will provide, upon Landlord's request within two (2) years prior to the end of the then-scheduled Term, all records in

Tenant's possession (or otherwise reasonably available to Tenant) for the prior twelve (12) months with respect to all expenses paid to utility companies and third party vendors (such as scavengers, landscape contractors and HVAC maintenance contractors) relating solely to the operation of the Premises as opposed to Tenant's business. All such information will be certified as true, complete and correct to Tenant's knowledge by an appropriate officer of Tenant.

          (d) Landlord acknowledges that so long as no Event of Default is continuing, Landlord shall have no right to enter the Premises during the Term for the purpose of constructing alterations, additions or improvements to the Premises, without the prior written consent of Tenant. As set forth above, Landlord shall have no obligation under any circumstances whatsoever, to construct any alterations, additions or improvements to the Premises.

          (e)  Intentionally Omitted.

          11.  ALTERATIONS.

          Tenant shall not make or suffer to be made, any alterations, additions or improvements ("ALTERATIONS") in, on or to the Premises or any part thereof which Alterations cost in excess of Two Hundred Thousand Dollars ($200,000) or which Alterations alter the footprint of the Improvements or the structural components of the Improvements without, in each case, the prior written consent of Landlord and each Mortgagee (as hereinafter defined), which consents shall not be unreasonably withheld, conditioned or delayed. Such consent may be conditioned on the requirement that Tenant remove any such Alterations at the end of the Term (as it may be extended) and put the Premises back into its former condition, and repair any damage to the Premises caused thereby; provided, however, Landlord will not require Tenant to put the Premises back into its former condition unless either (i) the Alterations in question reduce either the footprint or usable square footage of the Improvements or (ii) the Alterations would result in a decrease in the market value of the Premises (either at the time of completion of the Improvements or at the end of the Term). In the event Tenant makes any changes in or to any mechanical component of the Premises (for example, a portion of the HVAC system), Tenant shall replace the same with new mechanicals of equal or greater value and utility. In the event Tenant makes any Alterations of the Premises in connection with the use of the Premises (or a portion thereof) for any permitted purpose which is materially different from Tenant's use upon the commencement of this Lease, then upon Landlord's request at the end of the Term (as it may be extended ), Tenant shall remove any such Alterations and put the Premises back into its former condition suitable for use for printing and warehouse/distribution purposes, and repair any damage to the Premises caused thereby; provided, however, if Tenant provides Landlord with reasonable prior notice of such Alterations (including all information and drawings pertaining thereto as Landlord may reasonably request), and Tenant expressly requests in such notice that Landlord do so, then Landlord shall, within ten (10) business days after receipt of such notice (and related information and drawings), give Tenant notice as to whether or not Landlord will require

Tenant to remove any such Alterations at the end of the Term and repair any damage caused thereby. Minor decorations to the Premises, such as painting and wallpapering, shall not constitute Alterations for purposes of this Lease. If Landlord's consent to Alterations is required, Landlord's consent shall be contingent upon Tenant satisfying the following minimum conditions and any other reasonable conditions imposed by Landlord or any Mortgagee:

          (a)  No Event of Default shall be continuing under this Lease;

          (b) Tenant shall pay or cause to be paid the entire cost of such Alterations;

          (c) Prior to commencement of the work, plans and specifications for such Alterations shall be submitted to Landlord for prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed;

          (d) Tenant shall take all necessary steps to prevent the imposition of liens against the Premises as a result of such Alterations;

          (e) Tenant shall obtain and pay for all necessary permits and shall comply with all applicable governmental requirements;

          (f) The market value of the Premises shall not be lessened by reason of the proposed Alterations;

          (g) All Alterations shall be constructed in a good and workmanlike manner in compliance with all Legal Requirements;

          (h) Tenant shall cause the construction of Alterations, once commenced, to be diligently pursued to completion;

          (i) If the Alterations are reasonably expected to cost in excess of Two Hundred Thousand Dollars ($200,000.00) in aggregate, Tenant shall provide a construction budget showing all "hard" and "soft" costs to be incurred in connection with such Alterations, plus a reasonable contingency (the "Alterations Budget"), together with evidence reasonably acceptable to the Landlord and any Mortgagee supporting the total costs reflected in the Alterations Budget, which may include, among other things, one or more fixed price or guaranteed maximum price contract(s), completion and labor and materials bonds and costs analyses by reputable architects and engineers; and

          (j) With respect to Alterations which are reasonably anticipated by Tenant, Landlord or first Mortgagee to cost, in aggregate, more than One Million Dollars ($1,000,000.000), Tenant shall demonstrate to the reasonable satisfaction of the Landlord and any first Mortgagee the availability of liquid funds in an amount sufficient to complete such Alterations and pay all costs and expenses in connection therewith, which may be in the form of:

                    (i) a segregated bank account, containing an amount at least equal to the total costs (including contingency) shown in the Alterations Budget, at a bank whose financial condition is reasonably acceptable to Landlord and any first Mortgagee, which account shall be pledged to Landlord and its first Mortgagee as security for the performance by Tenant of its obligation to complete and pay for such Alterations (it being agreed that the funds in any such account shall be available for application by Tenant to the costs of the Alterations as such costs are incurred, subject to receipt of customary evidence of completion of the work for which payment is being made, receipt of appropriate lien waivers, and the sufficiency of the funds remaining in the account to complete the Alterations); OR

                    (ii) an irrevocable letter of credit, in an amount at least equal to the total costs (including contingency) shown in the Alterations Budget, from a bank or other financial institution regularly in the business of issuing letters of credit and whose financial condition is reasonably acceptable to Landlord and any first Mortgagee, which letter of credit shall be in form and content reasonably acceptable to Landlord and any first Mortgagee and which shall secure the performance by Tenant of its obligation to complete and pay for such Alterations (it being agreed that the amount of such letter of credit may be reduced as costs of the Alterations are paid, subject to receipt of customary evidence of completion of the work for which payment has been made, receipt of appropriate lien waivers, and the sufficiency of the remaining balance of the letter of credit to complete the Alterations); OR

                    (iii) subject to the further provisions of the last grammatical paragraph of this Paragraph 11, a loan, in an amount at least equal to the total costs (including contingency) shown in the Alterations Budget, from a bank or other financial institution regularly in the business of making loans for construction, alterations, or improvements to commercial or industrial properties and whose financial condition is reasonably acceptable to Landlord and any first Mortgagee, with such loan to be evidenced by legally binding loan documents executed by Tenant and such lender that provide for disbursement of the necessary funds on a regular basis as required for payment of such costs and that are otherwise in a form customary for such loans; or

                    (iv) any combination of clauses (i), (ii) and/or (iii) above.

          For purposes of this Paragraph 11, the financial condition of a bank or other financial institution shall be reasonably acceptable if it meets guidelines published from time to time by Standard & Poors or another nationally recognized credit rating agency for holders of deposits in connection with issues of rated debt instruments. In addition, any such bank or financial institution shall have its principal offices in the continental United States or shall have substantial branch operations and substantial assets in the continental United States.

          Notwithstanding anything to the contrary stated in this Paragraph 11, in the event Tenant is required to make Alterations to the Premises in order to comply with any Legal Requirements, Tenant may make or cause to be made such Alterations without the prior written consent (but upon the prior notification) of Landlord. Tenant shall (to the maximum extent possible in compliance with all Legal Requirements) satisfy the conditions specified in the clauses (b) through (j) (except only clause (f)) of this Paragraph 11 with respect to such Alterations and Tenant shall use commercially reasonable efforts to make or cause to make such Alterations in the manner which will have the least negative impact on the market value of the Premises.

          All Alterations shall at once become a part of the realty and belong to Landlord. Tenant shall provide Landlord with "as built" plans for all Alterations (excluding merely decorative work), or if no "as built" plans are prepared in connection with such work, then Tenant shall provide Landlord with marked record sets in lieu thereof. Movable furniture, furnishings, decorations, trade fixtures and other personal property of Tenant and its subtenants, including without limitation, Tenant's printing equipment, may be removed from the Premises at any time prior to the expiration or earlier termination of this Lease, provided that Tenant shall repair any damage to the Premises resulting from such removal. The obligations of Tenant under this Paragraph 11 shall survive expiration or earlier termination of this Lease. Tenant shall promptly upon request therefor reimburse Landlord and any Mortgagee the amount of all reasonable fees and expenses incurred by them (including without limitation reasonable attorneys' fees and expenses and reasonable architects' and engineers' fees and expenses) in connection with any requests by Tenant to perform Alterations, review any plans and specifications and/or budgets with respect thereto, the performance of any Alterations and any other matters addressed in this Paragraph 11.

          In the event Tenant proposes to make Alterations the cost of which will exceed Two Hundred Thousand Dollars ($200,000) and which have been approved by Landlord as provided above in this Paragraph 11, Tenant shall be permitted to obtain financing therefor provided that, prior to making a non-refundable deposit in respect of an application or commitment, or accepting a binding commitment, for such financing, Tenant shall give Landlord written notice ("FINANCING NOTICE") of the financial and other material terms thereof and Landlord shall have thirty (30) days to attempt to obtain a commitment for financing (but Landlord shall not have any obligation to obtain such commitment) at an interest rate and other material terms equal to or more favorable to Tenant than that described in Tenant's notice. If Landlord advises Tenant in writing within such thirty (30) day period that Landlord has obtained a commitment for such financing, Tenant shall not consummate the financing described in its notice but rather the parties shall use reasonable commercial efforts to consummate the financing arrangement described in Landlord's notice ("LANDLORD'S FINANCING"). In connection with the closing of Landlord's Financing, Tenant and Landlord shall amend this Lease in writing to increase Basic Rent by an amount sufficient to amortize Landlord's Financing over the remaining Term (without regard to unexercised extensions thereof) and Tenant shall further provide such documents (including an estoppel, attornment and nondisturbance agreement and the like) as are reasonably requested by the lender, Landlord
and any existing Mortgagee and are reasonably acceptable to Tenant.  Landlord
shall not have any liability to Tenant if such financing does not close.   In
the event that Landlord does not obtain a commitment for such financing or if the financing does not close, Tenant shall be free to consummate, during the one hundred-twenty (120) day period following the aforementioned thirty (30) day period, the financing described in its notice. If the Tenant is Perry Judd's Holdings, Inc. and/or an Affiliate thereof, Tenant shall be entitled to pledge its leasehold as security for such financing, provided in no event shall any other Tenant shall be permitted to create a leasehold mortgage. Subject to the foregoing (and Paragraph 3), Landlord shall agree to accept an institutional leasehold lender (which is not an Affiliate of Tenant) as an assignee of Tenant's interest under this Lease; provided, however, that (i) in no event, shall Landlord be required to amend this Lease to provide any additional notices (other than notices given concurrently with notices to Tenant) or cure rights (other than cure periods which run concurrently with those given Tenant hereunder) to the leasehold lender, and (ii) such leasehold lender shall regularly in the business of making loans for construction, alterations, or improvements to industrial or other commercial properties. Any such assignment, as well as Tenant's and such assignee's rights and obligations resulting therefrom, shall be governed by Paragraph 16 below. At Tenant's request, Landlord will issue an estoppel certificate to such permitted leasehold lender pursuant to Paragraph 25 hereof. If Tenant does not consummate such financing within such one hundred-twenty (120) day period, Tenant shall not thereafter consummate financing with respect to such Alterations without first giving Landlord a Financing Notice in accordance with this Paragraph 11. Nothing in this Paragraph 11 shall prohibit Tenant from financing the cost of Alterations which have been approved pursuant to this Paragraph 11 with Tenant's own funds.

          12.  INSURANCE.

          (a) Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises (herein called the "REQUIRED INSURANCE"):

          (i) Property insurance insuring the Improvements for all risks of direct physical loss and for perils covered by the causes of loss-special form (all risk, extended coverage) and in addition, ordinance or law coverage and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis with an agreed value equal to the full insurable replacement value of the Improvements. The policy shall name Landlord and any Mortgagee as insureds and loss payees. Not more frequently than every twenty-four (24) months, if in the reasonable opinion of the Landlord the amount of the Tenant's property insurance is found to be inadequate to comply with the second sentence of this subparagraph 12(a)(i), the Tenant will increase the insurance to an amount sufficient to comply therewith as reasonably determined by the Landlord.

          (ii) Commercial general liability insurance naming the Landlord (and each of its shareholders, members, partners and beneficiaries, as applicable) and any Mortgagee as additional insureds against any and all claims as are customarily covered under a standard policy form routinely accepted, for bodily injury, death and property damage occurring in, or about the Premises and adjoining streets and sidewalks arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Five Million Dollar ($5,000,000) aggregate limit and excess umbrella liability insurance in the amount of at least Thirty Million Dollars ($30,000,000).
Tenant shall be required to increase its insurance limits from time to time consistent with coverage on properties similarly constructed, occupied and maintained. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance, if any, shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

          (iii) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than Five Hundred Thousand Dollars ($500,000) per occurrence.

          (iv) During any period of construction on the Premises, builder's risk insurance insuring perils covered by the loss-special form (all risk, extended coverage) shall be purchased for the value of the alteration and/or additions made to the Premises when the work is not insured under the Tenant's property insurance policy.

          (v) Flood insurance in an amount reasonably agreed to by Landlord and Tenant if the Premises are located in a special flood hazard zone.

          (vi) If the Premises are located in an earthquake zone, earthquake insurance in amounts sufficient to prevent Landlord and Tenant from becoming a coinsurer of any loss but in any event in amounts equal to 100% of the actual replacement value of the Improvements including foundations and excavations, with a prudent deductible considering the gross insurance coverage, the cost of the insurance and the financial strength of the Tenant, the amount of such deductible to be reasonable acceptable to Landlord (it being agreed that as of the date of this Lease, One Hundred Thousand Dollars ($100,000) is a prudent deductible) and with a replacement cost endorsement.

          (vii) Such other insurance (excluding business interruption insurance) as Landlord may, from time to time, reasonably require, or which may, from time to time, be required by Landlord so long as such other insurance is customarily required to be carried on similar properties by institutional landlords or mortgagees in the industry.

          (b) The policies required to be maintained by Tenant shall be with companies having (i) an insurance company claims paying rating equal to or greater than A by Standard & Poors Corporation or A2 by Moody's Investment Service or be considered equivalent to an NAIC 1 or other acceptable rating acceptable to the Securities Valuation Office of the National Association of Insurance Commissioners, and (ii) a general policy rating of A or better and a financial class of XI or better by A.M. Best Company, Inc. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Except as may be otherwise specified in subparagraph 12(a), any deductible amounts under any insurance policies required hereunder shall not exceed Fifty Thousand Dollars ($50,000). Certificates of insurance (as to property insurance, using Accord Form No. 27 (or equivalent thereof), and as to liability insurance, using Accord Form 25-S (or the equivalent thereof)), together with reasonable evidence of payment of the premiums therefor, shall be delivered to Landlord and each Mortgagee prior to the commencement date of this Lease and thereafter at least thirty (30) days prior to the expiration date each required policy, and such certificates shall include such information as is necessary to evidence compliance of such policies with the provisions of this Paragraph 12. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord and any Mortgagee as required by this Lease. Each policy of insurance shall provide notification to Landlord and any first Mortgagee at least thirty (30) days prior to any non-renewal, cancellation or modification to reduce the insurance coverage.

          (c)(i) Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Tenant if an Event of Default is not then continuing, and by Landlord if an Event of Default is then continuing. Tenant shall, promptly after any damage or destruction to the Premises, advise Landlord any first Mortgagee of such occurrence and consult with Landlord and any first Mortgagee throughout the process of adjusting any such claim. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against costs, liabilities and expenses in connection therewith.

          (ii) Subject to the provisions of Paragraph 13, proceeds from the property insurance policy (net of Tenant's and if applicable, Landlord's and Mortgagee's, reasonable expenses incurred in adjusting and collecting such proceeds) shall be made available from Landlord or Mortgagee to Tenant, but only upon submission to Landlord and any Mortgagee (A) prior to commencement of work, of plans and specifications covering all repair and restoration work in form and substance reasonably acceptable to Landlord and Mortgagee, and (B) prior to each periodic disbursement: (1) reasonable evidence that the remaining unapplied proceeds of the insurance will be sufficient to pay the remaining cost of the reconstruction or repair and provide a reasonable reserve for contingencies, (2) certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work and has sufficient funds remaining to complete the work free of liens or claims, (3) owner's and contractor's sworn statements in customary form and appropriate waivers of mechanic's or construction liens, (4) architect's certificates in customary form covering the work from which payment is requested, and (5) such other requirements as may be imposed by any Mortgagee so long as such requirements are consistent with customary construction lending practices. Subject to the provisions of Paragraph 13, any proceeds remaining after

Tenant has repaired the Premises pursuant to Paragraph 13 shall be delivered to Tenant. No payment shall be made to Tenant pursuant to this subparagraph 12(c) if any monetary default is continuing or any Event of Default is continuing in the performance by Tenant of its obligations under this Lease.

          (d) In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefor. The Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including reasonable attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

          (e) Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force any of the Required Insurance to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of the Premises, occurring during any period when the Tenant may have failed or neglected to obtain the Required Insurance. Tenant shall indemnify and hold harmless Landlord and any Mortgagee for any liability incurred by Landlord or any Mortgagee arising out of any deductibles for Required Insurance.

          (f) All policies of insurance required under this Paragraph 12 (except, workers' compensation insurance) shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Landlord, or anyone acting for Landlord or of Tenant or any subtenant or other occupant of the Premises, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord and any Mortgagee is concerned; and

          (ii) Neither Landlord nor any Mortgagee shall be liable for any insurance premiums thereon or subject to any assessments thereunder.

          13.  CASUALTY.

          (a) If a part of the Premises shall be damaged or destroyed by casualty, and if the estimated cost of rebuilding, replacing and repairing the same shall be or exceed Two Hundred Thousand Dollars ($200,000), Tenant shall promptly notify Landlord and Mortgagee thereof; and subject to subparagraph 13(b) and Paragraph 15 below (whether or not such estimated cost shall be or exceed Two Hundred Thousand Dollars ($200,000) and whether or not insurance proceeds are or will ever be available therefor) Tenant shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of Paragraph 11 in such manner as to restore the same to the same or better condition, as nearly as possible, as existed immediately prior to such casualty and there shall be no abatement of Basic Rent or Additional Rent.

          (b) Notwithstanding anything if Paragraph 13 to the contrary, during any period of time when there continues to exist an Event of Default, Landlord, in the exercise of its sole and absolute discretion, shall have the right, without limiting Tenant's obligations under subparagraph 13(a), to receive and retain any insurance proceeds from any casualty and to apply same in any manner Landlord, in its sole discretion, may determine, instead of making such proceeds available to Tenant for the rebuilding or restoration of the damaged portion of the Premises. However, if Tenant cures all Tenant defaults under this Lease before Landlord or a first Mortgagee exercises its remedies under clauses (i) or
(ii) of subparagraph 20(b), then Landlord shall make the net casualty insurance proceeds available to Tenant to rebuild and restore the Premises as provided above.

          14.  CONDEMNATION.

          (a) Subject to the rights of Tenant set forth in this Paragraph 14 and in subparagraph 15(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to the taking of the Premises or any part thereof, by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary taking of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise; provided, however, the foregoing assignment shall not apply to any separate award which Tenant may be entitled to claim against the condemnor with respect to Tenant's relocation expenses or with respect to the value of Tenant's personal property, trade fixtures and printing equipment so long as such separate award does not reduce the Net Award to which Landlord is otherwise entitled. Landlord and any first Mortgagee shall be entitled to participate in any such proceeding and the reasonable expenses of Landlord (including reasonable counsel fees and expenses) shall be paid by Tenant.

          (b) If during the Term (i) a portion of the Premises shall be taken by condemnation or other eminent domain proceedings, which taking does not result in a termination of Lease pursuant to Paragraph 15 or (ii) the use or occupancy of the Premises or any part thereof shall be temporarily taken by any governmental authority; then this Lease shall continue in full force and effect without abatement or reduction of Basic Rent or Additional Rent notwithstanding such partial or temporary taking. Subject to the following provisions of this subparagraph 14(b) as to Tenant's use of the Net Award from a temporary taking, Tenant shall, promptly after any such temporary taking ceases, at its expense, repair any damage caused thereby in conformity with the requirements of Paragraph 11 so that, thereafter, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking. In the event of any such partial taking, Landlord shall made the Net Award (as defined in subparagraph 14(c)) available to Tenant to make such repair but, if such Net Award shall be in excess of Two Hundred Thousand Dollars ($200,000), only upon submission to Landlord and any Mortgagee (A) prior to commencement of work, plans and specifications covering all repair work in form and substance reasonably acceptable to Landlord and Mortgagee, and (B) prior to each periodic disbursement: (1) reasonable evidence that the remaining unapplied
Net Award will be sufficient to pay the remaining unpaid cost of the repair and provide a reasonable contingency reserve, (2) certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work,
(3) owner's and contractor's sworn statements in customary form and appropriate waivers of mechanic's or construction liens, (4) architect's certificates in customary form covering the work for which payment is requested, and (5) such other requirements as may be imposed by any Mortgagee so long as such requirements are consistent with customary construction lending practices. Any Net Award remaining after such repairs have been made, shall be delivered to Landlord. In the event of such temporary taking, Tenant shall be entitled to receive the entire Net Award payable by reason of such temporary taking or portion of such temporary taking occurring during the Term hereof, less any reasonable costs incurred by Landlord in connection therewith. If the cost of any repairs required to be made by Tenant pursuant to this subparagraph 14(b) shall exceed the amount of the Net Award, the deficiency shall be paid be Tenant. Notwithstanding anything herein to the contrary, no payments shall be made to Tenant pursuant to this subparagraph 14(b) if any continuing monetary default by Tenant hereunder or any Event of Default is then continuing.

          (c)  For the purposes of this Lease the term "NET AWARD" shall mean:
(i) all amounts payable as a result of any condemnation or other eminent domain proceeding, less all reasonable expenses for such proceeding not otherwise paid by Tenant in the collection of such amounts (including without limitation, all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by Landlord and a first Mortgagee in participating in any condemnation or eminent domain proceedings) plus (ii) all amounts payable pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises, less all reasonable expenses incurred as a result thereof not otherwise paid by Tenant in the collection of such amounts (including without limitation, all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by Landlord in participating in any condemnation or eminent domain proceedings).

         15.   TERMINATION OF LEASE FOLLOWING CONDEMNATION OR SUBSTANTIAL
               CASUALTY.

         (a) If a condemnation (other than a temporary taking) or a casualty shall affect all or a substantial portion of the Premises and shall render the Premises unsuitable for continued use and occupancy in Tenant's business, and in the case of a casualty, the Premises cannot be restored within two hundred seventy (270) days after the date on which the Premises is available to Tenant to begin such restoration, then Tenant may at its option (but
Tenant shall, if such condemnation affects all or substantially all of the Premises) deliver to Landlord, not later than thirty (30) days after the date of such condemnation or ninety (90) days after the date of such casualty, as applicable, the following documents:

         (i) Notice (a "TERMINATION NOTICE") of its intention to terminate this Lease on the next rental payment date which occurs not less than sixty
(60) days after the delivery of such notice (the "TERMINATION DATE").

         (ii) A certificate of an authorized officer of Tenant describing the event giving rise to such termination and stating that Tenant has determined, in Tenant's reasonable and good faith judgment, that such condemnation or casualty has rendered the Premises unsuitable for restoration for continued use and occupancy in Tenant's business.

         (iii) In the case of a casualty, the certificate of an architect licensed in the state in which the Premises is located stating that the architect has determined, in his or her good faith judgment, that the Premises cannot be restored for continued use and occupancy in Tenant's business within two hundred seventy (270) days after the date the Premises is available to Tenant to commence such restoration.

         (iv) In the case of a casualty, if the Termination Notice is given by Tenant prior to the final adjustment and payment of the casualty insurance claims with respect to the Premises, an assignment from Tenant, in form and substance reasonable acceptable to Landlord and acknowledged by the insurers, of all insurance proceeds.

         (v) In the case of condemnation, an assignment from Tenant, in form and substance reasonably acceptable to Landlord and acknowledged by the condemning authority, of all condemnation awards (except as provided in the proviso in the proviso at the end of the first sentence in subparagraph 14(a)).

         (vi) If the Termination Date is a date within the Primary Term, an irrevocable offer ("C/C PURCHASE OFFER") by Tenant to Landlord to purchase the Premises on the Termination Date.

         (b) If either (A) Landlord shall reject the C/C Purchase Offer by written notice given to Tenant not later than fifteen (15) days prior to the Termination Date or (B) the Termination Date occurs during any Extended Term, this Lease shall terminate on the

Termination Date, except with respect to obligations and liabilities of Tenant or Landlord hereunder, actual or contingent, which have arisen on or prior to the Termination Date, upon payment by Tenant of all Basic Rent and Additional Rent and other sums then due and payable hereunder to and including the Termination Date and the Net Award or all applicable insurance proceeds, as the case may be, shall belong to Landlord (except as provided in the proviso at the end of the first sentence in subparagraph 14(a)). Tenant shall, on or before the Termination Date, (C) execute and deliver to Landlord an outright assignment of such award or proceeds in form and substance reasonably acceptable to Landlord, and (D) pay Landlord the amount of any insurance deductible or self-insured amount. Unless Landlord shall have rejected the C/C Purchase Offer in accordance with this Paragraph 15 (which rejection, to be effective, must be accompanied by the written notice of the first Mortgagee to the effect that it consents to such rejection), Landlord shall be conclusively considered to have accepted the C/C Purchase Offer. In the event Landlord accepts the C/C Purchase Offer, then on the Termination Date, (1) Tenant shall pay to Landlord a purchase price determined pursuant to EXHIBIT 15-1 attached hereto (provided, however, if Landlord has received and retained net casualty insurance proceeds stemming from such casualty pursuant to subparagraph 13(b) above or Landlord has received and retained the Net Award stemming from such condemnation, and does not deliver such net casualty insurance proceeds or Net Award, as applicable, to Tenant at or before such purchase of the Premises by Tenant, then the purchase price shall be reduced by the amount of such net casualty insurance proceeds or Net Award, as applicable, received and retained by Landlord), (2) Landlord shall convey to Tenant or its designee the Premises and (3) Landlord shall assign to Tenant or its designee all of Landlord's interest in the Net Award or insurance proceeds, as applicable, in form and substance reasonably acceptable to Tenant. Such sale shall otherwise be consummated in accordance with EXHIBIT 15-2 attached hereto. In the event Tenant fails to deliver the items specified in this Paragraph 15 strictly in accordance with the time deadlines set forth in this Paragraph 15, and (except as to the items described in clauses (i), (ii) and (iii) of subparagraph 15(a) above, as to which there is no notice or cure period) said failure continues for more than five (5) business days following written notice thereof to Tenant from Landlord, then, at Landlord's election (which election in order to be effective must be accompanied by the written notice of first Mortgagee to the effect that such first Mortgagee also makes such election), Tenant shall have no right to terminate this Lease and the Lease will continue in full force and effect.

         16.  ASSIGNMENT AND SUBLETTING.

         Provided no Event of Default is then continuing, Tenant may sublet all or any part of the Premises (provided, that each such sublease shall expressly be made subject to the provisions of this Lease, including
Paragraph 3) and may assign all its rights and interests under this Lease without Landlord's prior consent, except as may be required below in this Paragraph 16. If Tenant assigns all its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder in an instrument, approved by Landlord as to form and substance (which approval will not be unreasonably withheld, conditioned or delayed) and delivered to Landlord at the time of such assignment. No assignment or sublease made as permitted by this Paragraph 16 shall affect or reduce any of the obligations of Tenant hereunder and the Tenant shall remain unconditionally liable, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made; provided that performance by any such assignee or sublessee of any of the obligations of Tenant under this Lease shall be deemed to be performance by Tenant. No sublease or assignment made as permitted by this Paragraph 16 shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease. Subject to Paragraph 11 above, neither this Lease nor the Term hereby demised shall be mortgaged, pledged or hypothecated by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this Paragraph 16 shall be void. Tenant shall, within ten (10) days after the execution and delivery of any such assignment or sublease of all or substantially all of the Premises, deliver a conformed copy thereof to Landlord. Within ten (10) days after the execution and delivery of any sublease of a portion of the Premises, Tenant shall give notice to Landlord of the existence and term thereof, and of the name and address of the sublessee thereunder. Notwithstanding the foregoing provisions of this Paragraph 16 to the contrary, Tenant shall not, without the prior written consent (which consent, to be effective, must expressly state Landlord is aware that the subject assignee or subtenant, as the case may be, is a tax-exempt entity) of Landlord in each instance (which Landlord may grant or withhold in its sole discretion), assign all or any part of its interest in this Lease or sublet all or any part of the Premises, or in any other manner grant any right to use, occupy or otherwise "lease" (within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "CODE"), or any successor section thereof or of any successor statute, which pertains to matters addressed in Section 168(h) ("SECTION 168(h)")) all or any part of the Premises, to any "tax-exempt entity," as defined in Section 168(h), to the extent that the aggregate portion of the Premises sublet, assigned, used, occupied or "leased" by all such tax-exempt entities shall be more than 35% (or such lessor or greater percentage as may be specified in clause
(1)(B)(iii) of Section 168(h) or any successor clause which specifies such a percentage) of the Premises. Tenant agrees that any assignment or subletting made in violation of the foregoing sentence will be deemed initially void, and Tenant acknowledges that, notwithstanding such voiding, Landlord may incur damages as a result of such violations and Tenant agrees to indemnify Landlord with respect to any such damages or claims in respect thereof, including reasonable attorneys' fees. In no event shall the term of a sublease of all or part of the Premises extend beyond the last day of the then scheduled end of the Term of this Lease. Tenant hereby irrevocably, absolutely and unconditionally assigns, and grants a security interest in, all rents and other sums of money payable under any sublease of any part or all of the Premises. Further, Landlord shall have the right to collect and enjoy all such rents and money; provided, however, Tenant is hereby granted a license to collect and enjoy such rents and money, except when an Event of Default shall be continuing under this Lease. Tenant shall execute such financing statements as Landlord may reasonably request to perfect the foregoing assignment as a security interest.

          17.   INTENTIONALLY OMITTED.

          18.   FINANCIAL STATEMENTS.

          Tenant will deliver to Landlord and each Mortgagee copies of all 8-K, 10-K and 10-Q reports filed with the Securities and Exchange Commission ("SEC") by Tenant, in each case within fifteen (15) days following delivery to the SEC; provided, however, that if Tenant does not file such reports with the SEC, Tenant will deliver to Landlord and each Mortgagee the following:

          (a) QUARTERLY STATEMENTS. Within sixty (60) days after the end of each quarterly fiscal period (except the last) in each fiscal year of Tenant, duplicate copies of:

          (i) a consolidated balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter,

          (ii) a consolidated statement of profits and losses of Tenant and its consolidated subsidiaries for the current quarter and the portion of the fiscal year ending with such quarter, and

          (iii) a consolidated statement of cash flows of Tenant and its consolidated subsidiaries for the portion of the fiscal year ending with the current quarter;

setting forth in each case in comparative for the figures for the corresponding periods a year earlier, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles consistently applied and certified as complete and correct by a senior financial officer of Tenant;

          (b) ANNUAL STATEMENTS. Within ninety (90) days after the end of each fiscal year of Tenant, duplicate copies of:

          (i) A consolidated balance sheet of Tenant and its consolidated subsidiaries as at the end of such year,

          (ii) consolidated statements of profits and losses of Tenant and its consolidated subsidiaries for such year, and

          (iii) a consolidated statement of cash flows of Tenant and its consolidated subsidiaries for such year;

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable details and accompanied by the report thereon, containing an opinion unqualified as to limitations imposed by Tenant on the scope of the audit, of a firm of independent certified public accountants of recognized national standing selected by Tenant which opinion shall state that the consolidated financial statements of Tenant and its consolidated subsidiaries fairly present the financial condition of the companies (including the results of their operations and changes in financial position) being reported upon, have been prepared in accordance with generally accepted accounting principles consistently applied and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

          (c) ADDITIONAL INFORMATION. With reasonable promptness, Tenant will provide Landlord and any Mortgagee such additional financial statements and information regarding the business affairs and financial condition of Tenant as Landlord and such Mortgagee may reasonably request; provided, Tenant shall not be required to generate financial statements under this sentence which it does not otherwise generate for some other purpose (including internal purposes). In addition, Tenant shall submit to Landlord copies of all financial information submitted by Tenant to its institutional lenders, bondholders and other institutional investors as and when such information is delivered to such other parties. Upon the prior written request of Landlord or any Mortgagee, but not more frequently than once per calendar year, Tenant shall cause a senior financial officer of Tenant to meet at Tenant's offices with representatives of Landlord or Mortgagee to discuss the business and financial affairs of Tenant and the financial statements and other information submitted by Tenant to Landlord pursuant to this Lease. Notwithstanding the foregoing provisions of subparagraphs 18(a) and (b) to the contrary, in the event the original Tenant assigns its interest in this Lease, then the quarterly and annual financial statements and reports described in subparagraphs 18(a) and (b) will also be required of the then Tenant, in addition to the original Tenant.

          (d) FAILURE TO TIMELY DELIVER. If Tenant fails to timely deliver to Landlord and/or Mortgagee, as applicable, any of the financial statements, certificates and other reports or information required under this Paragraph 18, and such default continues for thirty (30) days, then provided Landlord has given Tenant at least fifteen (15) days written notice of such failure to timely deliver, then at Landlord's option and in its sole discretion, Tenant shall pay Landlord a fee in the amount of five thousand dollars ($5,000.00). Said fee shall be in addition to, and not in substitution for, any and all other remedies otherwise available to Landlord as a result of such a default.

          19.   PERMITTED CONTESTS.

          So long as no Event of Default is then continuing, Tenant shall not be required to (i) pay any Imposition (as hereinafter defined); (ii) comply with any Legal Requirements, including without limitation any requirements (whether imposed by a governmental entity or any other party other than Landlord or a Mortgagee) with respect to remediation of Hazardous Materials; (iii) discharge or remove any lien, encumbrance or charge or (iv) obtain any waivers or settlements or make any changes to take any action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in subparagraph 10(b), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings provided that (A) during the pendency of the contest there is prevented (1) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested (or in the alternative, Tenant pays the full amount in dispute under protest); (2) the sale, forfeiture or loss of the Premises, or any part thereof, or the Basic Rent or any Additional Rent, or any portion thereof; and (3) any interference with the payment of the Basic Rent or any Additional Rent, or any portion thereof; and (3) any interference with the payment of the Basic Rent or any Additional Rent, or any portion thereof, (B) if the amount of the lien, encumbrance or charge in question exceeds Two Hundred Fifty Thousand Dollars ($250,000), Tenant provides to Landlord and any Mortgagee such security against any such lien, encumbrance or charge as Landlord or any Mortgagee shall reasonably request and (C) such contest shall not subject Landlord or any Mortgagee to the risk of any criminal liability. Landlord acknowledges and agrees that Tenant shall have the right to contest any Imposition, subject to the provisions of clauses (A), (B) and (C) of the immediately preceding sentence. While any such proceedings are pending, so long as all of the foregoing conditions continue to be met, Landlord shall not pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested. Tenant further agrees that each such contest shall be diligently prosecuted to a final conclusion. Landlord shall use reasonable efforts, at Tenant's sole expense, to cooperate with Tenant in order for Tenant to prosecute such a contest, including without limitation, executing such documents in connection with such a contest as Tenant may reasonably request which impose no liability on Landlord. Tenant shall pay, indemnify, defend (with counsel reasonably acceptable to Landlord and any first Mortgagee) and hold harmless the Indemnified Parties against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together will all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof.

          20.   DEFAULT PROVISIONS.

          (a) Any of the following occurrences or acts shall constitute an event of default (herein called an "EVENT OF DEFAULT") under this Lease:

          (i) If Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (A) fail to make any payment when due of Basic Rent or Additional Rent and such failure continues for five (5) days after written notice to Tenant thereof, or (B) fail to observe or perform any other provision hereof for thirty (30) days after written notice to Tenant of such failure has been given, provided, that in the case of any default referred to in this Lease which is reasonably susceptible of cure but cannot with diligence reasonably be cured within such 30-day period, then upon receipt by Landlord of a certificate of Tenant signed by an officer of Tenant stating the reason such default cannot be cured within thirty (30) days, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period and provided that Tenant is proceeding with due diligence to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with continuous, good faith due diligence (provided further that Tenant shall provide Landlord with an update of such original certificate, signed by an officer of Tenant, upon Landlord's request, which update shall include a reasonably detailed description of what Tenant is continuing to do and what Tenant has then accomplished, and a reasonable estimate of how long it will take to complete the cure); or

         (ii) If any material representation or warranty of Tenant set forth in any notice, certificate, demand, request or other instrument delivered pursuant to, or in connection with, this Lease shall prove to be either false or misleading in any material respect as of the time when the same shall have been made; or

         (iii) If Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called "BANKRUPTCY LAW") or if Tenant shall (A) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant's property, or (B) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due or (C) make a general assignment for the benefit of its creditors, or (D) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant or otherwise filed against Tenant pursuant to any Bankruptcy Law, or (E) take any significant action in furtherance of any of the foregoing; or

         (iv) If any order for relief against Tenant shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within sixty (60) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking (A) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant, or (B) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or of any substantial portion of Tenant's property, or (C) any similar relief as to Tenant pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for sixty (60) days; or

         (v) Tenant shall be in default with respect to any obligations for borrowed money under which an aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) or more is then outstanding or under any agreement securing or relating to such borrowed money, and a lender with respect thereto has either accelerated the debt or exercised any other remedy with respect to such default; provided that the foregoing shall not constitute an Event of Default unless and until Tenant shall not have, within thirty (30) days thereafter (A) caused such obligation to be paid in full or
(B) cured such default.

         (b) If an Event of Default shall have happened and be continuing, Landlord shall have, in its sole discretion, the following rights:

         (i) To give Tenant at least one (1) days' written notice of Landlord's intention to terminate the Term of this Lease on a date specified in such notice. Thereupon, the Term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein.

         (ii) To (A) re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejections or otherwise and (B) remove all persons and property therefrom, whether or not the Lease has been terminated pursuant to clause (i) above, Tenant hereby expressly waiving any and all notices to quit, cure or vacate provided by current or any future law, to the extent permitted by any such law. Landlord shall have no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate the Term of this Lease unless a written notice of such intention by given to Tenant pursuant to clause (i) above.

         (iii) To use reasonable efforts to relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Landlord, in its absolute discretion, may determine; provided Landlord shall not be required to make any effort to relet the Premises except as required by applicable law. Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

         (iv) In the event of re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Basic Rent and Additional Rent, in each case to and including the date of such re-entry, repossession or removal; and, thereafter, until the Term has expired or has been terminated, Tenant shall, whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages (A) all Basic Rent and all Additional Rent as and when such amounts would be payable under this Lease by Tenant in the absence of any such re-entry, repossession or removal, together with all reasonable expenses of Landlord in connection with such reletting efforts, if any (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses, employee's expenses, alteration costs and expenses of preparation for such reletting), less (B) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to subparagraph 20(b)(iii) above; provided, however, if Landlord fails to make such efforts as may be required under applicable law, if any, to relet the Premises, then the damages calculated under this sentence may be reduced by a court of competent jurisdiction to take into account the effect of such failure by Landlord. Notwithstanding the foregoing, in the event any such reletting is for a term longer than the balance of the Term, Tenant shall be responsible for only a proportionate part of the expenses based on the balance of the Term as compared to the fixed minimum term of the reletting. Tenant shall pay such liquidated and agreed current damages on the dates on which Rent would be payable under this Lease in the absence of such re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

         (v) In the event of the termination of the Term by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any damages pursuant to clause (iv) above with respect to the period prior to such termination, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all liquidated and agreed current damages in respect of Basic Rent and Additional Rent due beyond the date of such termination (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the sum of (A) the excess, if any, of (I) the aggregate of all Basic Rent and Additional Rent, in each case from the date of such termination for what is or would have been, in the absence of such termination, the then unexpired Term, discounted on a monthly basis at the then quoted semi-annual yields (which shall be converted to monthly yields) on U.S. Treasury securities maturing nearest the end of the Term (as if no termination had occurred) (the "DISCOUNT RATE") over (II) the then fair rental value of the Premises for the same period, discounted on a monthly basis at the Discount Rate, plus (B) the amount of all Prepayment Premiums (as defined in EXHIBIT 15-2)) which may be payable to any Mortgagee due to a default or required prepayment under any Mortgage (or under any other loan document entered into in connection with or pursuant to such Mortgage) which results from such Event of Default or termination of the Lease, plus (C) Landlord's other actual, reasonable expenses incurred as a result of such Event of Default. If any applicable law shall limit the amount of liquidated final damages to less than the foregoing amount, Landlord shall be entitled to the maximum amount allowable under such law. In no event will Landlord be obligated to pay any amount to Tenant or otherwise account to Tenant if the amount specified in clause (A)(II) of this subparagraph 20(b)(v) is greater than the amount specified in clause (A)(I) of this subparagraph 20(b)(v). Tenant agrees that the credit provided to Tenant under clause (A)(II) of this subparagraph 20(b)(v) shall fulfill any obligation imposed by law on Landlord to mitigate its damages.

          (vi) To accept Tenant's irrevocable purchase offer to purchase the Premises which Tenant shall be conclusively presumed to have made at the price determined pursuant to EXHIBIT 15-1 upon the occurrence of an Event of Default (the "DEFAULT PURCHASE OFFER"). The Default Purchase Offer shall be deemed to contain a closing date of sixty (60) days following the Event of Default and the purchase shall be governed by the terms and conditions set forth in
EXHIBIT 15-2.

          (c) No termination of this Lease pursuant to subparagraph 20(b)(i), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to subparagraph 20(b)(ii) or otherwise, and no reletting of the Premises or any part thereof pursuant to subparagraph 20(b)(iii), and no payment of any amounts by Tenant under subparagraph 20(b) or the exercise by Landlord of any of its other rights under subparagraph 20(b) shall relieve Tenant of either (i) its unpaid or unperformed liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, reletting or purchase or (ii) any unpaid or unperformed liabilities and obligations under this Lease which by express provision of this Lease survive such expiration, termination, repossession, reletting or purchase.

          21. ADDITIONAL RIGHTS OF LANDLORD.

          (a) The rights and remedies set forth in subparagraph 20(b) may be exercised in any order and in any combination whatsoever. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other, right or remedy given hereunder or now or hereafter existing at law or in equity. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

          (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the

Premises or to have a continuance of this Lease for the Term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the Term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

          (c) Tenant shall promptly (upon receipt of any invoices therefor) reimburse Landlord and each Mortgagee for any reasonable costs and expenses it incurs in connection with any consents, approvals, waivers or amendments requested by Tenant of Landlord and/or any Mortgagee or otherwise required under or in connection with this Lease. If reasonably practical, Landlord shall use such outside consultants (other than attorneys) as Mortgagee uses hereunder, in order to minimize Tenant's costs hereunder.

          22. NOTICES, DEMANDS AND OTHER INSTRUMENTS.

          All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if sent by overnight express courier (in which event they shall be deemed delivered on the next business day), or delivered by hand (in which event they shall be deemed delivered on the date of actual delivery or refusal to accept delivery), addressed as follows:

          If to Tenant:                Perry Judd's Holdings, Inc.
                                       575 West Madison Street
                                       Waterloo, Wisconsin  53594
                                       Attention: Craig Hutchinson
                                       Facsimile: (920) 478-1848


          With a copy to:              Liner, Yankelevitz, Sunshine, Weinhart
                                       & Regenstreif
                                       3130 Wilshire Boulevard
                                       2nd Floor
                                       Santa Monica, California  90403
                                       Attention: Mitchell Regenstreif, Esq.
                                       Facsimile: (310) 453-5901

          And with a copy to:          The Milhous Group
                                       1160 Nicole Court
                                       Glendora, California  91740
                                       Attention: Tom Bressan
                                       Facsimile: (909) 599-2390

          If to Landlord:              1323 Greenwood, L.L.C.
                                       c/o Mesirow Realty Sale-Leaseback, Inc.
                                       350 North Clark Street
                                       Suite 300
                                       Chicago, Illinois  60610
                                       Attention: Garry W. Cohen

          With a copy to:              Mesirow Realty Sale-Leaseback, Inc.
                                       8211 West Broward Boulevard
                                       Suite 370
                                       Plantation, Florida  33324
                                       Attention: Gregg A. Fox

          With a copy to:              Goldberg, Kohn, Bell, Black,
                                       Rosenbloom & Moritz, Ltd.
                                       55 East Monroe Street
                                       Suite 3700
                                       Chicago, Illinois  60603
                                       Attention: Gary N. Ruben

Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon fifteen (15) days written notice thereof, similarly given, to the other party. To be effective, copies of all notices to Landlord must be given to any first Mortgagee of which Tenant has received notice pursuant to Paragraph 24 hereof at the address and/or fax number specified by such first Mortgagee.

          23.  TRANSFER BY LANDLORD.

          (a) Landlord shall be free to transfer its fee interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Paragraph 23. Landlord shall be released from the responsibility for the performance of any liabilities and obligations which shall arise under the terms, covenants and conditions of this Lease subsequent to the date of any such permitted transfer. In no event shall a transfer or sale of Landlord's interest under any of the provisions of this Paragraph be binding upon Tenant until Tenant has received a copy of the original instrument assigning Landlord's interest in this Lease. Such instrument shall evidence the fact that such assignee or transferee has assumed full and complete liability for all future obligations and responsibilities of Landlord, which will arise under, out of and/or in connection with this Lease from and after the effective date of such assignment or transfer. In the event that Landlord transfers its interest in this Lease, Tenant agrees to attorn to such assignee or transferee with respect to Tenant's obligations under this Lease so long as such assignee or transferee recognizes Tenant's rights under this Lease. Notwithstanding the foregoing provisions of this subparagraph 23(a) to the contrary, Landlord shall not transfer its fee interest in the Premises, nor shall the ownership interests in Landlord be transferred, to an entity (other than a Mortgagee or other secured lender or its designee, a purchaser at a foreclosure or a purchaser accepting a deed in lieu of foreclosure, or a real estate investment trust or other real estate company of any kind, or a pension plan or fund or other tax exempt entity, or a financial institution or insurance company) unless such entity has represented in writing to Landlord and Tenant that such entity does not have as its primary Standard Industrial Classification Code ("SIC CODE") 2721 (the "PROHIBITED SIC CODE"). By written notice to Landlord, Tenant may substitute (but not add) a different SIC Code category or group for the Prohibited SIC Code, provided that (A) not more than one such substitution shall be made within any five (5)-year period, (B) no such substitution shall preclude a transfer to a real estate investment trust or other real estate company of any kind, or to a pension plan or fund or other tax exempt entity, or to a financial institution or insurance company, (C) any such substituted category or group shall be a business in which Tenant or an Affiliate of Tenant is then engaged or proposing to engage, and (D) the substitution shall be effective for the purposes if this Paragraph 23 on the date Landlord receives written notice thereof from Tenant, provided, however, with respect to any Person which Landlord (or the owners of Landlord) has contacted about a proposed transfer of the Premises (or ownership interests in Landlord), whether orally, in writing, electronically or otherwise, prior to receipt of such notice by Landlord, then such substitution shall not become effective with regard to such Person (or its affiliates) until six (6) months after Landlord receives such written notice, and provided, further, that if during such six(6)-month period Landlord (or the owners of Landlord) enters into a contract for transfer with any such Person (or its affiliates), then such substitution will not be effective as to the transferee named in such contract if a closing under such contract (as it may be amended) occurs.
Tenant shall respond in writing to any inquiries from Landlord within fifteen
(15) days from receipt of any inquiry as to the propriety of a sale to an identified prospective purchaser pursuant to this subparagraph 23(a). Any such prospective purchaser identified by Landlord in good faith in any such inquiry as not having as its primary SIC Code the Prohibited SIC Code, which assertion is not contested in good faith in a written notice by Tenant to Landlord within such fifteen (15)-day period following such inquiry by Landlord, shall be considered a permitted transferee under this subparagraph 23(a) until the later of: (x) the date which is six (6) months after (I) the date of receipt by Landlord of Tenant's response to such inquiry, or (II) the date of expiration of such fifteen (15)-day period as to any such inquiry to which Tenant fails to timely respond, or (y) if Landlord (or the owners of Landlord) enters into a contract for transfer within such six (6) month period, the date such contract for transfer is closed, terminated or expires (taking into account any extensions of such expiry date).

         (b) If, during the Term, Landlord intends to sell the Premises, Landlord shall give Tenant written notice thereof which shall include a proposed purchase price for the Premises (the "SALE NOTICE"). So long as no Event of Default has occurred and is continuing, Tenant shall have the right to purchase Landlord's entire interest in the Premises (but not less than such entire interest) upon the same terms and conditions set forth in the Sale Notice and this subparagraph 23(b), which right shall be exercised, if at all, only by giving Landlord written notice thereof (the "TENANT'S PURCHASE NOTICE") within fifteen (15) business days after Tenant's receipt of the Sale Notice. Upon giving the Tenant's Purchase Notice to

Landlord, Tenant shall be obligated to purchase Landlord's interest in the Premises at the price and on the terms and conditions set forth in the Sale Notice and this subparagraph 23(b), such purchase to be consummated as soon as is reasonable but in any event within ninety (90) days after the Tenant's Purchase Notice is received by Landlord. The provisions of EXHIBIT 15-2 shall be applicable to such a purchase as if the purchase was occurring pursuant to Paragraph 15, except that (i) the purchase price shall be as set forth in the Sale Notice and (ii) the expenses of sale shall be shared equally, other than attorney's fees as to which each party shall pay its own counsel. The foregoing provisions of this subparagraph 23(b) shall not apply to the sale by Landlord to any Affiliate of Landlord or any Affiliate of any partner, shareholder, member or beneficiary of Landlord, but any such Affiliate shall remain subject to the provisions of this subparagraph 23(b). If Tenant fails to give Landlord Tenant's Purchase Notice within said fifteen
(15) business day period or if Tenant otherwise fails to comply with the provisions of this subparagraph 23(b), time being of the essence herein, Landlord shall not be obligated to sell in its interest in the Premises to Tenant and Landlord, so long as it shall have strictly complied with the provisions hereof, shall be free to transfer its interest in the Premises to any Person permitted under subparagraph 23(a) so long as the purchase price of Landlord's interest in the Premises is not less than ninety-two percent (92%) of the purchase price set forth in the Sale Notice, and the sale does not include Landlord financing or any substantial capital markets accommodation by Landlord.

         24.  MORTGAGING BY LANDLORD.

         Notwithstanding any provision of Paragraph 23 to the contrary, Landlord shall be free to grant one or more mortgages, deeds of trust or like security interest in the Premises and this Lease (individually a "MORTGAGE") to one or more mortgagees, deed of trust trustees or other grantees (individually, together with each holder of any note secured thereby, a "MORTGAGEE") on the condition that either (a) this Lease shall be superior to the Mortgage, or (b) if this Lease is to be subordinate to the Mortgage, Tenant receives from the Mortgagee a nondisturbance agreement reasonably acceptable to Tenant, provided that in no event shall this Lease be subordinated to a junior mortgage and any attempted subordination of this Lease to a junior mortgage shall, at the option of the first Mortgagee, be void and of no effect. Tenant agrees to attorn, upon the terms of this Lease, at the request of any Mortgagee, to such Mortgagee of other transferee upon a transfer of title by reason of foreclosure of such Mortgage or deed in lieu of foreclosure thereof. No such transfer shall be effective as to Tenant until Tenant receives written notice thereof and a copy of the deed or other instrument evidencing such transfer. In connection with any proposed transfer, pledge or mortgage of Landlord's fee interest in the Premises or any portion of the ownership interests in Landlord, Tenant shall, within fifteen (15) days after Landlord's written request therefor, provide Landlord and the proposed transferee and/or Mortgagee with confirmation in writing that Tenant shall recognize such transferee and Mortgagee as such in the event of the consummation of the transaction described in such notice.

         Without limiting the generality of the foregoing, at the written direction of Landlord, Tenant shall agree in writing in respect of a first Mortgage for the benefit of the

Mortgagee thereunder that (i) the Mortgagee is a direct assignee of Landlord's interest under this Lease and (ii) that until said Mortgage has been released of record, all payments of Basic Rent and Additional Rent (including any payments in respect of a conveyance of the Premises to Tenant pursuant to Paragraph 15 of subparagraph 21(b)(vi)) are to be made as set forth in said direction and no subsequent direction by Landlord shall be honored by Tenant until said Mortgage has been released of record unless the Mortgagee consents in writing to such subsequent direction, election or approval. Any Mortgagee which becomes an assignee of Landlord's interest in this Lease, whether by foreclosure of a Mortgage or pursuant to a deed in lieu thereof, or any successor of such assignee, shall not be obligated to perform any duty, covenant or condition required to be performed by Landlord under any of the terms hereof (except for obligations that arise on and after such time as the Mortgagee shall obtain title to the Premises following foreclosure or deed in lieu of foreclosure), but on the contrary, Tenant and Landlord, by their respective executions hereof each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by Landlord shall survive any such assignment and shall be and remain the sole liability of Landlord. Subject to the prior sentence, any transferee of Landlord's interest which acquires such interest from a Mortgagee, and any purchaser of such interest at a foreclosure sale in respect of a Mortgage (or transferee of a deed in lieu of such a foreclosure), shall not be obligated to any duty, covenant or condition required to be performed by Landlord under any of the terms hereof, which obligation arises prior to said transferee's or purchaser's acquisition of Landlord's interest under this Lease, shall not otherwise be liable for the defaults of any prior Landlord hereunder and shall not be obligated to account for or be subject to any offset in respect of any payment of rent made more than thirty (30) days in advance of the due date thereof unless and then only to the extent such rental payment is actually received by such Mortgagee or transferee. Without limiting the foregoing, Tenant acknowledges and agrees that the rights of all such assignees, purchasers and transferees in and to Basic Rent and Additional Rent shall not be subject to any abatement whatsoever, or be subject to any defense, setoff, counterclaim or recoupment or reduction of any kind by reason of any event or circumstance which occurred prior to the date upon which any such assignee, purchaser or transferee obtained title to the Premises or the Landlord's interest in this Lease. Tenant shall pay when due all reasonable fees and expenses of any Mortgagee and its attorneys which are payable by Landlord pursuant to the terms of the Mortgage and which arise by reason of any Event of Default under this Lease or any request by Tenant for any amendment or modification of, or waiver or consent relating to, the terms of this Lease, any assignment or subletting or otherwise affecting the Premises.

         25.  ESTOPPEL CERTIFICATES.

         (a) Tenant shall at any time and from time to time, upon not less than ten (10) days prior request by Landlord or any Mortgagee, execute, acknowledge and deliver to such requesting party executed Tenant's Certificates substantially in the forms attached hereto as EXHIBITS 25-1 AND 25-2; provided, either such certificate may be amended by adding thereto Tenant's certification as to other factually correct information pertaining to this Lease as may be reasonably requested by Landlord or any Mortgagee. Any such certificate may be relied upon by any Mortgagee, prospective purchaser or prospective Mortgagee of the Premises.

          (b) Landlord shall at any time and from time to time, upon not less than ten (10) days prior request by Tenant, execute, acknowledge and deliver to Tenant (or as Tenant may reasonably direct), a certificate providing for factually correct information pertaining to this Lease as reasonably requested by Tenant, including, without limitation, whether to Landlord's actual knowledge Tenant is then in default hereunder, the last dates and amounts of Rent paid hereunder and the dates of any modifications to this Lease. Such certificates may be relied upon by the parties to whom Tenant requests that they be addressed, including Tenant's lenders or a potential purchaser of Tenant.

          26.  NO MERGER.

          There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leaseholder estate as well as the fee estate in the Premises or any portion thereof.

          27.  SURRENDER.

          Upon the termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the condition in which the Premises is to be kept under the other provisions of this Lease, including without limitation, Paragraph 10. Tenant shall, at Tenant's expense, remove from the Premises prior to such termination all property not owned by Landlord (including without limitation, all of Tenant's printing equipment), and immediately repair any damage caused by such removal. Property not so removed shall, at Landlord's election, become the property of Landlord. Landlord may thereafter cause such property to be removed and disposed of and the cost of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease, all building fixtures, including, but not limited to, the heating, ventilation and air conditioning systems, but in all events excluding Tenant's printing equipment, shall remain on the Premises and shall become the property of Landlord.

          28.  SEVERABILITY.

          Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances shall at any time be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

          29.  SAVINGS CLAUSE.

          No provision contained in this Lease which purports to obligate the Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

          30.  BINDING EFFECT.

          All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord, Tenant and any Mortgagee.

          31.  INTENTIONALLY OMITTED.

          32.  TABLE OF CONTENTS; HEADINGS.

          The table of contents and headings used in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

          33.  GOVERNING LAW.

          This Lease shall be governed by and interpreted under the laws of the state in which the Premises are located.

          34.  CERTAIN DEFINITIONS.

          (a) The term "LEGAL REQUIREMENTS" means collectively (i) all laws, rules, regulations, ordinances or orders in effect from time to time, of all federal, state, local, county and other governmental authorities having authority over the Premises, any portion thereof, the use thereof, Tenant or Landlord, including without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 ET SEQ. and
(ii) any covenants, restrictions or agreements to which the Premises are subject (other than any which arise as a result of a breach by Landlord of its obligations under the second grammatical paragraph of Paragraph 9 above).

          (b)  The term "IMPOSITION" means:

          (i) all real estate taxes which become due and which accrue during the Term and all other assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the Term of this Lease and whether or not to be completed within the Term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against
(A) the Premises or any part thereof, (B) any Basic Rent or any Additional
Rent, (C) this Lease or the leasehold estate hereby created or which arise in respect of the ownership, operation, possession, occupancy or use of the Premises; provided, however, Impositions shall exclude real estate taxes and assessments to the extent such taxes and assessments arise as a result of a breach by Landlord of its obligations under the last grammatical paragraph of Paragraph 9 above;

          (ii) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent or Additional Rent hereunder or levied upon or assessed against the Premises (but calculated assuming the Basic Rent and Additional Rent are the only receipts of Landlord);

          (iii) all sales and use taxes which may be levied or assessed against, or payable by, Landlord or Tenant on account of the acquisition, payment of rent or leasing or use of the Premises or any portion thereof; and

          (iv) all charges for water, gas, light, heat, telephone, electricity, power and other utilities and communications services rendered or used on or about the Premises.

          (c)  The term "LEASE" means:

     this Lease, as amended and modified from time to time, together with any memorandum or short form of lease entered into for the purpose of recording.

          (d)  The term "LANDLORD" means:

     the owner of the rights of the Landlord under this Lease and, subject to subparagraph 23(a) above, upon any assignment or transfer of such rights, except an assignment or transfer made as security for an obligation, any heirs, successors and assigns. The assignor or transferor shall be relieved of all future duties and obligations under this Lease provided the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder arising from and after such assignment or transfer.

          35.  ASSIGNMENT OF INTANGIBLES.

          No later than ninety (90) days following the expiration or earlier termination of this Lease, Landlord may require in a written notice to Tenant that Tenant assign to Landlord, effective as of such expiration or earlier termination of the Term, all rights of Tenant in and to such intangible personal property used by Tenant in connection with the Premises (as a building or property, as applicable) as is designated by Landlord in such notice, including, without limitation, any contract rights, guaranties, licenses, permits, registrations and warranties (including without limitation licenses, permits and registrations pertaining to any clean-up or remediation of Hazardous Materials on or about the Premises to the extent such licenses, permits and registrations may be assigned to Landlord), but excluding any trade names, service marks, corporate names, or business licenses used by Tenant in the operation of its business, and in all events, subject to the transferability of such intangible property. Except any obligation of Tenant to Landlord under this Lease which by the terms of this Lease survives the termination or expiration of this Lease, including without limitation Tenant's indemnity obligations under Paragraph 7 and 8 of this Lease, Landlord shall assume any future obligations of Tenant in respect of any such assigned intangible personal property in form reasonably acceptable to Landlord and Tenant. Tenant shall execute such assignments and/or bills of sale of the intangible personal property as Landlord may reasonably request, provided the same do not impose any additional liability on Tenant and are otherwise reasonably acceptable to Tenant. The obligations of Tenant under this Paragraph 35 shall survive the expiration or earlier termination of this Lease.

      36. REPRESENTATION AND WARRANTIES.

      To induce Landlord to enter into this Lease, Tenant makes the representations and warranties set forth in EXHIBIT 36 to this Lease.

      37. EXHIBITS.

      Exhibits 1, 5-1,5-2, 9, 15-1, 15-2, 25-1, 25-2 and 36 attached hereto are hereby incorporated by reference in this Lease and made a part hereof.

      38. EXCULPATORY CLAUSE.

      Notwithstanding any provision of this Lease to the contrary, the liability of Landlord under and with respect to this Lease shall be limited to the interest of Landlord in the Premises and the then future rents and profits therefrom, and any judgement in favor of Tenant or any party claiming by, through or under Tenant against Landlord shall be collectible only out of Landlord's interest in the Premises and the then future rents and profits therefrom, and in no event shall any judgement for damages be entered against Landlord which is in excess of such interest.

      39. JURY WAIVER.

      LANDLORD AND TENANT EACH HEREBY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING FROM A DISPUTE UNDER THIS LEASE.

      40. INTENTIONALLY OMITTED.

      41. EVICTION BY PARAMOUNT TITLE.

      If Tenant is evicted from the Premises as a result of any Person holding title to the Land superior to that of Landlord (excluding any Person holding such superior title as a direct result of a foreclosure of a lien voluntarily created by Landlord, including any Mortgage); then Tenant shall be conclusively presumed to have made Landlord an irrevocable offer to purchase the Premises at the price determined pursuant to EXHIBIT 15-1 (a "DEFEASANCE PURCHASE OFFER"). A Defeasance Purchase Offer shall be deemed accepted unless rejected in writing by Landlord and the first Mortgagee jointly within thirty (30) days after the date of Tenant's eviction from the Premises. A Defeasance Purchase Offer shall be deemed to contain a closing date of thirty (30) days following the date it is deemed made, and the purchase shall be governed by the terms and conditions set forth in EXHIBIT 15-2.

      42. QUIET ENJOYMENT.

      So long as Tenant is not in default of any of its covenants and obligations under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject, however, to the express terms and conditions of this Lease, including without limitation, Paragraph 6 hereof.

      43. PREVAILING PARTY'S COSTS.

      In the event of any dispute arising under this Lease between the parties hereto (and whether or not such dispute shall involve actual litigation or arbitration), the prevailing party shall be entitled to be reimbursed upon demand by the non-prevailing party for all reasonable costs and expenses, including reasonable attorneys' fees and expenses.

      44. ASBESTOS PLAN.

      Tenant shall, within a reasonable time after execution of this Lease, develop and comply with an operation, inspection and maintenance plan with respect to the asbestos at the Premises, which plan shall incorporate sound environmental practices and be in compliance with all Environmental Laws.

      45. JOINT AND SEVERAL.

      The obligations and liability of Holdings and PJI under this Lease as the Tenant hereunder are joint and several.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

                              LANDLORD:

                              1323 GREENWOOD, L.L.C., a Delaware limited liability company

                              By  MESIROW REALTY SALE-LEASEBACK, INC., an
                                  Illinois corporation, an authorized signatory

                              By /s/ Garry W. Cohen
                                 ------------------------------
                              Name   Garry W. Cohen
                                  ------------------------------
                              Its     Exec VP
                                  ------------------------------


                              TENANT:

                              PERRY JUDD'S HOLDINGS, INC., a Delaware
                              corporation

                              By  /s/ Verne Schmidt
                                 ------------------------------
                              Name   Verne Schmidt
                                   ------------------------------
                              Its    Sr. VP/CFO
                                     ------------------------------


                              PERRY JUDD'S INCORPORATED,
                              a Delaware corporation

                              By  /s/ Verne Schmidt
                                 ------------------------------
                              Name   Verne Schmidt
                                   ------------------------------
                              Its    Sr. VP/CFO
                                     ------------------------------